UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.)

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LEUCADIA NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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2017 Annual Meeting of Shareholders

May 25, 2017

10:00 a.m.
AXA Event Center
787 Seventh Avenue, Auditorium
New York, New York 10019

Notice and Proxy Statement

April 18, 2017

Dear Fellow Shareholders,

We present this year’s Proxy Statement and invite you to our 2017 Annual Meeting of Shareholders on Thursday, May 25, 2017 at 10:00 a.m. New York City time. That meeting’s agenda will include the election of directors, an advisory vote to approve our executive compensation program, an advisory vote on the frequency of future advisory votes to approve our executive compensation program and a vote on the selection of our independent auditors. Our CEO, Rich Handler, and our President, Brian Friedman, will also discuss our strategy and operating performance and provide a forum to answer your questions.

In our annual proxy statements since the 2013 combination of Leucadia and Jefferies, we have discussed in detail the significant changes in our leadership, corporate governance and compensation program. This year is no different. We have amended our by-laws to adopt a proxy-access provision and recommitted to a compensation plan that uniquely aligns the compensation of our CEO and President with the long-term interests of our shareholders.

Proxy Access By-law

One of the topics our senior management and directors have discussed with shareholders throughout the course of engagement over the past few years is proxy access, including our thoughts on this emerging issue and when we might consider amending our by-laws to adopt a proxy-access provision. As a result of that dialogue and a proposal from one of our shareholders, we amended our by-laws to adopt a proxy-access provision at our February 2017 Board meeting. The terms contained in that provision follow market best-practice, including:

•	A shareholder, or group of up to 20 shareholders working together, can nominate a director if the shareholder or shareholders have beneficially owned 3% or more of Leucadia stock for three years; and
•	Shareholders may nominate the greater of two directors or 20% of the number of directors on our Board.

We are pleased to have adopted this provision, and we look forward to additional feedback from our fellow shareholders regarding the corporate governance practices we follow.

Our Executive Compensation Program

Our fellow shareholders’ feedback – both through annual say-on-pay votes and through direct engagement with our management and directors – has transformed our executive compensation program. As we discussed with many of you in the past, including prior to our 2016 Annual Meeting and again very recently, our compensation program has transitioned to a unique plan that, with the exception of Rich and Brian’s salaries, has no cash-incentive component and has a single-year equity grant, a three-year performance-measurement period, a three-year vesting period, and a subsequent three-year holding period, which results in a six-year lock-up. In addition, we changed our performance metrics to include both total shareholder return and return on tangible deployable equity.

The good news for all of us is that, as it comes to total shareholder return, Leucadia’s 35.5% return in 2016 exceeded historic performance since before 2011 and was more than four times the 8.0% target we set in our compensation plan, and nearly three times the 12.0% upper end of our performance payout range. Leucadia’s return on tangible deployable equity, however, at 2.7% was below the 4.0% performance threshold. What this all means – and what is discussed in more detail in our proxy starting on page 27 – is that Rich and Brian were only able to bank 25% of the total target shares this first year of the three-year measurement period, despite the Company’s spectacular stock performance.

We believe this result validates both the rigor of the performance targets we selected and, perhaps most importantly, that Rich and Brian’s pay and Leucadia’s performance are tightly linked. That is to say, in order to achieve the full targeted compensation, they will have to deliver both total shareholder return as reflected in Leucadia’s stock price and solid, multi-year returns on tangible deployable equity. Further, Rich and Brian must achieve these results over a three-year measurement period, with a total six-year holding period for any equity earned. And that model, we believe, should be the bedrock of any executive compensation plan: executives being incented to increase shareholder value over the long term, and executives having a meaningful and long-term stake in the Company.

What We Expect

We could not be more pleased with Leucadia’s 35.5% share appreciation in 2016. And while we were less pleased with our 2.7% return on tangible deployable equity, we remain optimistic – an optimism that we share with Rich and Brian – that the future holds positive things for Leucadia. We recommend that you read Rich and Brian’s 2016 Annual Shareholder Letter, which discusses the variety of factors that support our optimism, including the positive trends at Jefferies, which was recently underscored by Jefferies’ net revenues and net income of $796 million and $114 million, respectively, for the first quarter of 2017, and National Beef’s continuing strength, which resulted in 2016 pre-tax income of $329 million and adjusted EBITDA of $436 million.

We remain hopeful that those two significant subsidiaries will continue their strong performance and that the imbedded strength in Leucadia’s financial and merchant-banking platforms will also continue to bear fruit, as evidenced by the price realized in the sale of Conwed that closed in the first quarter of 2017, by the valuation implicit in BlackRock’s recent investment in Linkem, by the continued appreciation in HRG’s stock, of which we own 23%, and the recent Virtu Financial offer to acquire KCG, of which we own 25%.

What You Should Expect From Us

Recently, we again reached out to our fellow shareholders holding over 70% of our outstanding shares, and our Compensation Committee Chairman, President and General Counsel conducted a series of calls and meetings with those holders who were seeking both business and corporate-governance updates. We take it as a very positive sign that many of our longer-term and largest shareholders with whom we have engaged over the past three years almost uniformly stated when we contacted them that they are well-versed in who we are and what we do, support our strategic direction, and believe that their feedback has been reflected in the compensation and governance practices our Board has implemented. That positive sign, though, will serve only to prompt us to redouble our efforts to stay engaged with all of you. Our outreach gives us valuable insight into what our fellow shareholders think and the knowledge we need to help run your Company going forward. We very much appreciate your feedback and we remain committed to this proactive engagement.

Your Vote Matters

In closing, please accept our most sincere gratitude for your investment. We genuinely hope we will see you at our annual shareholders’ meeting. If you are not able to attend in person, we ask you to vote by proxy in support of our recommendations. The proxy materials contain necessary information about the matters on which we are asking you to vote. The Leucadia team is open to addressing any questions regarding these matters you may have. Thank you, again, for your support.

Sincerely,

The Leucadia Board of Directors

Leucadia National Corporation

520 Madison Avenue
New York, New York 10022

This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors for use at our 2017 Annual Meeting of Shareholders.

Purpose of Meeting

•	Elect our directors
•	Conduct an advisory vote to approve 2016 executive officer compensation
•	Vote on the frequency of future advisory votes to approve our executive compensation
•	Ratify Deloitte & Touche LLP as our independent auditors for 2017
•	Consider other matters that properly come before the meeting

Date, Time and Place

May 25, 2017 at 10:00 a.m. AXA Event Center 787 Seventh Avenue, Auditorium New York, New York 10019

Required Votes to Approve Each Proposal and Recommendations of our Board of Directors

Proposal	Vote Required to Elect or Approve	Board Recommendation

Election of Directors	Majority of the votes cast	For each nominee
Advisory Vote on 2016 Executive Compensation	Majority of the votes cast	For
Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation	Plurality of the votes cast	Every year
Ratification of Independent Auditors	Majority of the votes cast	For

Other Important Information

Shareholders should read Important Information for Our Shareholders beginning on page 47 for additional information.

Please view page 48 for ways for you to vote prior to the meeting by internet, telephone or mail.

Leucadia National Corporation

Proposal 1 - Election of Directors

Shareholders are being asked to re-elect our eleven incumbent directors. Our directors are elected at each annual meeting of shareholders and hold office for a one-year term. Our Nominating and Corporate Governance Committee considers and chooses nominees for our Board with the primary goal of presenting a diverse slate of candidates that will serve the Board, its Committees, Leucadia and Leucadia’s shareholders, taking into account the attributes of each candidate’s professional skill set and credentials, as well as gender, ethnicity and personal background. In evaluating nominees, the Nominating and Corporate Governance Committee reviews each candidate’s background and assesses each candidate’s independence, skills, experience and expertise based upon myriad factors, including the candidate’s individual director assessment. Directors should have the highest professional and personal ethics, integrity and character that conform to Leucadia’s standards. Directors should also have experience at the governance and policy-making level in their respective fields. The Nominating and Corporate Governance Committee will consider whether a candidate for director has a proven professional background that displays the ability to make important judgments as Board members. The Committee also determines whether a candidate’s skills and experience complement existing Board members’ skills and experience.

As illustrated by their biographies, each of our directors was chosen because his or her background provides each director with the experience and skill set geared toward helping us succeed. Our directors bring to us strong executive operating experience; deep and ongoing experience as directors of public companies; expertise in the financial services sector; broad experience – both as executives and directors – in such diverse sectors as oil and gas, mining, investment management, insurance, retail food, real estate, private equity, communications, media, government and international banking, among others; and a meaningful commitment to community and public service. That wealth of knowledge and experience is ideally suited to our diverse financial services and merchant banking platforms.

Unless otherwise directed, proxies will be voted for our eleven nominees and, if a nominee becomes unavailable for election, for the substitute nominee as proposed by our Board of Directors.

Our Board of Directors recommends a vote FOR our nominees.

1

Biographies of Directors

Linda L. Adamany

Director since 2014
Age: 65

Skills & Experience:

•      Audit and Financial Expertise

•      International Operations

•      Leadership & Management

•      Corporate Governance

•      Strategy

•      Risk Oversight

•      Ethics and Social Responsibility Oversight

•      Mergers & Acquisitions

•      Oil & Gas Exploration & Production

•      Metals and Mining

•      Energy

•      Petroleum Refining & Marketing

•      Distribution & Storage

•      Procurement

•      Shipping

Ms. Adamany’s financial and operating executive experience in multiple industries brings the perspective of an experienced leader, particularly to our oil and gas and mining businesses. Her additional experience serving on the boards of directors and committees of public companies, including an audit committee and ethics committee as chair, as well as compensation and corporate governance committees, qualifies her for service on our Board.

Biography:

Ms. Adamany served in several capacities at BP plc from 1980 until her retirement in August 2007, most recently from April 2005 until August 2007 as a member of the five-person Refining & Marketing Executive Committee responsible for overseeing the day-to-day operations and human resources management of BP plc’s Refining and Marketing business segment. She also served as Executive Assistant to the Group Chief Executive from October 2002 until March 2005 and as Chief Executive of BP Shipping from October 1999 until September 2002. Ms. Adamany serves as a director of Coeur Mining Inc., the largest U.S.-based primary silver producer and growing gold producer listed on the NYSE and the Toronto Stock Exchange, and is Chair of its Audit Committee and a member of its Environmental, Health, Safety and Social Responsibility Committee.

Ms. Adamany also serves as a director and member of the Audit and Nomination and Remuneration Committees and is Chair of the Health, Safety, Security, Environment & Ethics Committee of AMEC Foster Wheeler, a consultancy, engineering, project management, operations & construction services, project delivery and specialized power equipment services company that serves the oil and gas, mining, clean energy, environment and infrastructure markets and is listed on the London Stock Exchange and the NYSE. Ms. Adamany previously served on the board of directors of National Grid plc, an electricity and gas generation, transmission and distribution company, from November 2006 until October 2012.

Ms. Adamany is a C.P.A. and holds a B.S. in Business Administration with a major in Accounting, magna cum laude, from John Carroll University.

Robert D. Beyer

Director since 2013
Age: 57

Skills & Experience:

•      Leadership & Management in Multiple Industries

•      Corporate Governance Background

•      Risk Oversight Experience

•      Financial Services Expertise

•      Manufacturing and Retail Experience

•      Asset Management Industry

Mr. Beyer’s leadership experience, particularly in risk oversight of asset management and financial services businesses, is valuable to our financial services focus and, in particular, Jefferies’ investment banking platform. His additional experience serving on the boards of directors and committees of both public and private companies, including audit, compensation and corporate governance committees, qualifies him for service on our Board.

Biography:

Mr. Beyer is Chairman of Chaparal Investments LLC, a private investment firm and holding company which he founded in 2009. From 2005 to 2009, Mr. Beyer served as Chief Executive Officer of The TCW Group, Inc., a global investment management firm. Mr. Beyer previously served as President and Chief Investment Officer from 2000 until 2005 of Trust Company of the West, the principal operating subsidiary of TCW.

Mr. Beyer serves as the Lead Director, a member of the Financial Policy Committee and the Chair of the Corporate Governance Committee of The Kroger Company, an NYSE listed company. Mr. Beyer is also on the Executive Committee of the Board of Advisors of The UCLA Anderson School of Management, the Chairman of the Board of Councilors of USC Dornsife School of Letters, Arts and Sciences, a member of the Harvard-Westlake School Board of Trustees and a member of the Advisory Board of Milwaukee Brewers Baseball Club. Mr. Beyer was formerly a director of Société Générale Asset Management, S.A. and The TCW Group, Inc. Mr. Beyer was a director of The Allstate Corporation, an NYSE listed company, from 2006 through 2016.

Mr. Beyer received an M.B.A. from the UCLA Anderson School of Management and a B.S. from the University of Southern California.

2

Francisco L. Borges

Director since 2013
Age: 65

Skills & Experience:

•      Financial Services Expertise

•      Corporate Governance

•      Leadership & Management in Multiple Industries

•      Mergers & Acquisitions

•      Asset Management

•      Insurance

Mr. Borges’ managerial and investing experience in the financial services sector, particularly in the field of asset management, provides oversight to our merchant banking and financial services businesses. His focus on civic leadership and experience serving on the boards of directors and committees of both public and private companies, including a compensation committee and an audit committee, qualify him for service on our Board.

Biography:

Mr. Borges is Chairman of Landmark Partners, LLC, an institutional alternative investment firm, specializing in private equity and real estate secondary market investments, where he has been employed since 1999. Prior to joining Landmark, Mr. Borges served as managing director of Financial Guaranty Insurance Company. Mr. Borges was Treasurer of the State of Connecticut, served as Deputy Mayor of the City of Hartford and legal counsel for The Travelers Insurance Company. In addition, Mr. Borges serves on the Board of Directors of Davis Selected Funds, Connecticut Public Broadcasting Network, Knight Foundation, the University of Connecticut Medical/Dental School and Health Center and Millbrook School.

Mr. Borges is Chairman of the Board and Chairman of the Executive Committee of the Board of Directors of Assured Guaranty, Ltd., a NYSE-listed company.

Mr. Borges received a B.A. from Trinity College in Hartford, Connecticut and a J.D. from the University of Connecticut - School of Law.

W. Patrick Campbell

Director since 2013
Age: 71

Skills & Experience:

•      Audit and Financial Expertise

•      Leadership & Management in Multiple Industries

•      Mergers & Acquisitions

•      Corporate Strategy & Business Development

•      Energy

•      Telecommunications

Mr. Campbell’s tenure as a director and Chair of the Audit Committees of Jefferies and Leucadia provides us with continued oversight of our financial services businesses. His broad managerial experience in multiple industries, including energy and telecommunications, provides additional board oversight to our merchant banking effort. His experience serving on the boards of directors and committees of both public and private companies, including audit committees (serving as chair), qualifies him for service on our Board.

Biography:

Mr. Campbell has been a director of Jefferies since January 2000 and currently serves as the Chairman of the Audit Committee of Jefferies. Mr. Campbell was Chairman and Chief Executive Officer of Magex Limited from August 2000 to April 2002 and is currently an independent consultant in the media and telecom field. From 1994 until October 1999, Mr. Campbell was Executive Vice President of Corporate Strategy and Business Development at Ameritech Corp. where he was a member of the Management Committee and directed all corporate strategy and merger and acquisition activity. From 1989 to 1994, Mr. Campbell served as President and Chief Executive Officer of Columbia TriStar Home Video, a Sony Pictures Entertainment Company, and has previously been President of RCA/Columbia Pictures International Video.

Mr. Campbell has also been a director of Black & Veatch since November 1999 where he currently serves on the Audit and Compensation Committees.

Mr. Campbell graduated from La Salle College with a B.A. in Political Science.

3

Brian P. Friedman

Director & President

Director since 2013
Age: 61

Skills & Experience:

•      Investment Banking & Transactional Expertise

•      Leadership & Management

•      Operations

•      Mergers & Acquisitions

•      Strategy

As our President and a long-standing executive officer of Jefferies, Mr. Friedman brings managerial, strategic, transactional and investing experience in a broad range of businesses. His additional extensive experience serving on the boards of directors of both public and private companies qualifies him for service on our Board.

Biography:

Mr. Friedman has served as a director and our President since March 1, 2013 and has been a director and executive officer of Jefferies since July 2005 and Chairman of the Executive Committee of Jefferies since 2002. Since 1997, Mr. Friedman has also served as President of Jefferies Capital Partners (formerly known as FS Private Investments), a private equity fund management company controlled by Mr. Friedman and in which Jefferies has an ownership interest. Mr. Friedman was previously employed by Furman Selz LLC and its successors, including serving as Head of Investment Banking and a member of its Management and Operating Committees. Prior to his seventeen years with Furman Selz and its successors, Mr. Friedman was an attorney with the New York City law firm of Wachtell, Lipton, Rosen & Katz.

As a result of his management of various legacy private equity funds and the significant equity positions those funds hold in their portfolio companies, Mr. Friedman serves on several boards of directors of such private portfolio companies. Mr. Friedman serves as Leucadia’s representative on the boards of directors of various Leucadia investee companies, including overseeing our investments in HomeFed Corporation and Fiesta Restaurant Group, both of which are public companies. Mr. Friedman served on the board of directors of Carrols Restaurant Group from June 2009 through May 2012.

Mr. Friedman received a J.D. from Columbia Law School and a B.S. in Economics and M.S. in Accounting from The Wharton School, University of Pennsylvania.

Richard B. Handler

Director & Chief Executive Officer

Director since 2013
Age: 55

Skills & Experience:

•      Investment Banking and Sales & Trading Expertise

•      Leadership & Management

•      Operations

•      Mergers & Acquisitions

•      Strategy

As Leucadia’s CEO, and the CEO of Jefferies for sixteen years, Mr. Handler has the requisite managerial and investing experience necessary to lead our merchant and investment banking businesses. His extensive experience leading the Jefferies’ Board and his years of managerial leadership qualify him for service on our Board.

Biography:

Mr. Handler has served as a director and as our Chief Executive Officer since March 1, 2013. Mr. Handler has been Chairman of Jefferies since February 2002 and Chief Executive Officer of Jefferies since January 2001. Mr. Handler has also served as Chief Executive Officer of Jefferies LLC, Jefferies’ principal operating subsidiary, since January 2001. Mr. Handler was first elected to the board of directors of Jefferies in May 1998. He was Managing Director of High Yield Capital Markets at Jefferies from May 1993 until February 2000, after co-founding that group as an Executive Vice President in April 1990.

Mr. Handler also serves on the boards of directors of several of our subsidiaries and portfolio companies, including serving as Co-Chairman and President of Landcadia Holdings, Inc., a publicly-listed blank-check company co-sponsored by Leucadia to effect a business combination with one or more operating businesses. Mr. Handler is also Chairman and Chief Executive Officer of the Handler Family Foundation, a non-profit foundation working primarily with underprivileged youth. Mr. Handler serves on the Board of Trustees of the University of Rochester and is Chairman of its Finance Committee and Co-Chairman of its Capital Campaign.

Mr. Handler received an M.B.A. from Stanford University and a B.A. in Economics from the University of Rochester.

4

Robert E. Joyal

Director since 2013
Age: 72

Skills & Experience:

•      Asset Management

•      Financial Services Expertise

•      Leadership & Management in Multiple Industries

•      Corporate Governance

•      Manufacturing

•      Private Equity

•      Alternative & Renewable Energy

Mr. Joyal’s eight years as a director of Jefferies and his managerial and investing experience in the insurance and investment management sectors brings oversight to our merchant and investment banking businesses. His additional experience serving on the boards of directors and committees of both public and private companies, including nominating and corporate governance committees (serving as chair), qualifies him for service on our Board.

Biography:

Mr. Joyal has served as a director since March 1, 2013. Mr. Joyal was a director of Jefferies from January 2006 through April 2014. Previously, Mr. Joyal was the President of Babson Capital Management LLC, an investment management firm, a position that he held from 2001 until his retirement in June 2003. Mr. Joyal served as Managing Director of Babson from 2000 to 2001. He also served as Executive Director from 1997 to 1999 and Vice President and Managing Director from 1987 to 1997 of Massachusetts Mutual Life Insurance Company, a mutually owned financial protection, accumulation and income management company. Mr. Joyal was a director of Scottish Reinsurance Group, Ltd. from 2007 to 2011.

Mr. Joyal is a director of various investment managers and funds that are affiliated with the Massachusetts Mutual Financial Group and sits on the investment committees of various private equity and mezzanine funds sponsored by First Israel Mezzanine Investors. Mr. Joyal has served as a director of Ormat Technologies since 2012 and currently serves on its Audit Committee.

Mr. Joyal received an M.B.A. from Western New England College, received a B.A. in Business Administration from St. Michael’s College and is a Chartered Financial Analyst.

Jeffrey C. Keil Director since 2004 Age: 73 Skills & Experience: • Financial Services Expertise • Leadership & Management • Asset Management • International Operations • Real Estate & Timber	Mr. Keil’s managerial experience in the domestic and international banking sector, as well as in real estate and investing, brings oversight to our merchant banking businesses, particularly our real estate and wood products operations. His additional experience serving on the boards of directors and committees of both public and private companies, including audit committees, qualifies him for service on our Board.

Biography:

Mr. Keil is a private investor who had been President and a director of Republic New York Corporation and Vice Chairman of Republic National Bank of New York from 1984 to 1996. Mr. Keil is currently a director of two privately held trust companies and a director of a privately held wealth manager.

Mr. Keil served as a director of The St. Joe Company from 2011 to 2015 and as its President and Interim CEO during 2014 and 2015.

Mr. Keil received an M.B.A. from Harvard Business School and a B.S. from The Wharton School, University of Pennsylvania.

5

Michael T. O’Kane

Lead Independent Director (effective February 2017)

Director since 2013
Age: 71

Skills & Experience:

•      Finance Expertise

•      Risk Oversight

•      Leadership & Management

•      Asset Management

•      Corporate Governance

Mr. O’Kane’s eight years as a director of Jefferies and his managerial and investing experience in the financial sector, particularly in the area of asset management brings oversight to our merchant and financial services businesses. His additional experience serving on the boards of directors and committees of both public and private companies qualifies him for service on our Board.

Biography:

Mr. O’Kane was a director of Jefferies from May 2006 through April 2014. From 1986 to 2004, Mr. O’Kane served in various capacities for TIAA-CREF, first as a Managing Director-Private Placements from 1986 to 1990, then as Managing Director – Structured Finance from 1990 to 1996 and finally as Senior Managing Director – Securities Division from 1996 to 2004, when he was responsible for approximately $120 billion of fixed income and $3.5 billion of private equity assets under management.

Since August 2005, Mr. O’Kane has also served on the board of directors of Assured Guaranty, is currently serving on its Audit Committee, is Chair of its Finance Committee and was previously a member of its Risk Oversight Committee. In addition, Mr. O’Kane served on the Board of Trustees of Scholarship America, a non-profit company engaged in providing scholarships for young students to attend college, from 2001 to 2006. Mr. O’Kane was also the Chief Financial Officer of Motor Coils Manufacturing Company during 1984 and 1985.

Mr. O’Kane received an M.B.A. in Finance from Rutgers Graduate School of Business and an A.B. in Economics from Lafayette College.

Stuart H. Reese Director since 2013 Age: 61 Skills & Experience: • Financial Services Expertise • Leadership & Management • Mergers & Acquisitions • Real Estate	Mr. Reese’s managerial and investing experience in the insurance and investment management sectors brings oversight to our merchant banking and financial services businesses. His additional experience serving on the boards of directors of both public and private companies qualifies him for service on our Board.

Biography:

Mr. Reese has served as Chairman of MassMutual from 2007 through 2010 and as its CEO and President from 2005 through 2009. Prior to 2005, Mr. Reese served as Executive Vice President and Chief Investment Officer of MassMutual. Mr. Reese also held various leadership positions at several MassMutual subsidiaries, serving as Chairman and CEO of Babson Capital Management LLC, Chairman of Cornerstone Real Estate Advisers LLC and as a director of Oppenheimer Acquisition Corporation. Mr. Reese joined MassMutual in 1993, coming from Aetna Life and Casualty Company. Mr. Reese also previously served as director of the Federal Reserve Bank of Boston.

Mr. Reese serves on the board of directors of the Lahey Clinic Foundation, a not-for-profit organization affiliated with Lahey Hospital & Medical Center.

Mr. Reese received an M.B.A. with high distinction at the Amos Tuck School of Business Administration at Dartmouth College and a B.A. in Biology from Gettysburg College.

6

Joseph S. Steinberg Director and Chairman Director since 1978 Age: 73 Skills & Experience: • Financial Services Expertise • Leadership & Management • Operations • Mergers & Acquisitions • Strategy	As our Chairman and with 38 years of executive leadership experience at Leucadia, Mr. Steinberg has the requisite managerial and investing experience necessary to continue as a senior executive of our Company. His extensive experience with our portfolio companies and investments and service on the boards of directors and committees of both public and private companies qualify him for service on our Board.

Biography:

Mr. Steinberg has served as a director since December 1978, our Chairman since March 1, 2013, and was our President from January 1979 until March 1, 2013. Mr. Steinberg has been a director of Jefferies since April 2008.

Mr. Steinberg serves as Leucadia’s representative on the boards of directors of various other Leucadia subsidiaries and portfolio companies, overseeing our investments in HomeFed as Chairman, HRG Group, Inc. as Chairman, Spectrum Brands Holdings, Inc. and Fidelity & Guaranty Life. Mr. Steinberg previously served as a director of Mueller Industries, Inc., Fortescue Metals Group Ltd, The FINOVA Group Inc. and White Mountains Insurance Group. He also serves on the board of directors of Crimson Wine Group, Ltd., our former winery operations.

Effective April 14, 2017, Mr. Steinberg also became the Chief Executive Officer of HRG Group after HRG Group’s Chief Executive Officer resigned. Mr. Steinberg will receive no compensation in this new role.

Mr. Steinberg received an M.B.A. from Harvard Business School and an A.B. in Government from New York University.

7

Biographies of Executive Officers

Michael J. Sharp Executive Vice President & General Counsel Age: 61

Biography:

Mr. Sharp has been our Executive Vice President and General Counsel since March 1, 2013. Mr. Sharp is also Jefferies’ Executive Vice President, General Counsel and Secretary, positions he has held since November 2010. Prior to joining Jefferies in September 2010, Mr. Sharp had been a partner with the law firm of Wilmer Cutler Pickering Hale & Dorr LLP. Previously, Mr. Sharp was Deputy General Counsel of Citigroup and General Counsel of Citigroup’s Global Wealth Management, Global Consumer Bank and Global Credit Card business units. Before his twelve years at Citigroup, Mr. Sharp was a litigation associate at Cravath, Swaine & Moore, which he joined in 1992. Mr. Sharp began his legal career as a judicial clerk on the U.S. Court of Appeals for the Eleventh Circuit. Before embarking on a legal career, Mr. Sharp traded U.S. Treasury Bonds from 1981 to 1988.

Mr. Sharp received a J.D. from the University of Georgia School of Law (where he was editor-in-chief of the Law Review), an M.B.A. from Cornell University and a B.A. from Fordham University. Mr. Sharp continues to strongly support Georgia Law School, where he serves on the School’s Board of Visitors, and the Johnson School at Cornell, where he is on the Dean’s Leadership Committee. In addition, Mr. Sharp is on the President’s Council for Sanctuary for Families, a non-profit dedicated to protecting the victims of domestic violence. Before serving on the President’s Council, Mr. Sharp was on the Board of Directors of Sanctuary for Families for six years.

Teresa S. Gendron Vice President and Chief Financial Officer Age: 47

Biography:

Ms. Gendron, has been our Vice President and Chief Financial Officer since September 1, 2014. From 2011 until her employment with us, Ms. Gendron was the Vice President and Controller of Gannett Co., Inc., an NYSE-listed international media and marketing solutions company, and performed the duties of Chief Accounting Officer. Previously, Ms. Gendron was Vice President and Controller at NII Holdings, Inc., a mobile communication services company, which she joined as its Finance Director in 1998. Ms. Gendron began her career in accounting at KPMG LLC in 1991 and is a C.P.A.

Ms. Gendron received an M.B.A. from Georgetown University, a Global Executive M.B.A. from ESADE Business School of Ramon Llull University in Barcelona, Spain and a B.S. in Commerce with a concentration in Accounting from the University of Virginia.

John M. Dalton Vice President, Controller and Chief Accounting Officer Age: 35

Biography:

Mr. Dalton has been our Vice President, Controller and Chief Accounting Officer since September 14, 2015. Mr. Dalton was the Assistant Controller from 2014 to 2015 and Director of Consolidations and Financial Reporting from 2013 to 2014 of TEGNA Inc./Gannett Co., Inc. Mr. Dalton has held other accounting and audit positions at TEGNA/Gannett since 2004.

Mr. Dalton is a C.P.A and received a B.B.A. from James Madison University.

Rocco J. Nittoli Vice President and Treasurer Age: 58

Biography:

Mr. Nittoli is our Vice President, Treasurer and Chief Compliance Officer. Mr. Nittoli joined us in September 1997 and has served us and our subsidiaries in a variety of capacities, including as our Treasurer since May 2007 and as our Vice President since September 2007.

Mr. Nittoli is a C.P.A. and received a M.S. in Taxation from Seton Hall University and a B.A. in Accounting from Rutgers University.

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Directors and Board Committees

Board of Directors	Joseph S. Steinberg	Francisco L. Borges	Four meetings in 2016
	Richard B. Handler	W. Patrick Campbell
	Brian P. Friedman	Robert E. Joyal
	Linda L. Adamany	Jeffrey C. Keil
	Robert D. Beyer	Michael T. O’Kane
Stuart H. Reese
Chair: Joseph S. Steinberg Lead Independent Director: Michael T. O’Kane

Key Responsibilities:

•      Represent the interests of shareholders

•      Evaluate our performance, plans and prospects

•      Supervise and direct management in the interest and for the benefit of our shareholders

•      Oversee risk

Audit Committee	Members: Adamany, Beyer (effective February 2017), Borges, Campbell, Keil, Reese		Five meetings in 2016
Chair: W. Patrick Campbell

Key Responsibilities:

•      Assist our Board in its oversight of our financial statements, internal audit function and internal control over financial reporting

•      Oversee our independent auditors and our audit, approve all services to be provided by our independent auditors and determine whether to retain or terminate our independent auditors

•      Assist our Board and management with legal and regulatory compliance

•      Oversee our Code of Business Practice

•      Prepare the Audit Committee Report

Compensation Committee	Members: Beyer, Joyal, O’Kane		Six meetings in 2016
Chair: Robert D. Beyer

Key Responsibilities:

•      Set the compensation of our Chairman, CEO and President

•      Review and approve corporate goals and objectives relevant to the compensation of our executive officers, evaluate their performance and approve their compensation

•      Assist senior management in establishing our general compensation philosophy, oversee the development and implementation of compensation programs, including our incentive compensation plans and equity-based plans

•      Assist with regulatory and legal compliance with respect to compensation matters, including a recommendation to our Board regarding the frequency of the advisory vote on compensation

•      Retain, evaluate and assess the work of our compensation consultant

•      Prepare the Compensation Committee Report

Nominating and Corporate Governance Committee	Members: Adamany, Borges, Keil, O’Kane (effective February 2017), Joyal		One meeting in 2016
Chair: Robert E. Joyal

Key Responsibilities:

•      Recommend individuals to our Board for nomination, election or appointment as members of our Board

•      Oversee the evaluation of our Board and management.

•      Establish and oversee our corporate governance and governance guidelines

•      Review and recommend to our Board any changes in the compensation of directors

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Ownership of Our Common Shares

	Number of Shares and Nature of		Percent
Beneficial Owner(1)	Beneficial Ownership(2)		of Class(3)
BlackRock, Inc.	19,022,843	(4)	5.3%
First Pacific Advisors, LLC	21,739,887	(5)	6.0%
The Vanguard Group	30,145,296	(6)	8.4%
Linda L. Adamany	16,217	(7)	*
Robert D. Beyer	82,717	(8)	*
Francisco L. Borges	26,217	(7)	*
W. Patrick Campbell	72,885	(9)	*
Brian P. Friedman	4,609,423	(10)	1.3%
Teresa S. Gendron	30,084	(11)	*
Richard B. Handler	10,986,672	(12)	3.0%
Robert E. Joyal	23,048	(13)	*
Jeffrey C. Keil	24,859	(14)	*
Michael T. O’Kane	11,257	(15)	*
Stuart H. Reese	21,767	(9)	*
Michael J. Sharp	106,230	(16)	*
Joseph S. Steinberg	21,470,733	(17)	6.0%
All directors and executive officers as a group (15 persons)	37,529,721		10.2%

*	Less than 0.1%.
(1)	Except for BlackRock, First Pacific and Vanguard, the business address of each person is c/o Leucadia National Corporation, 520 Madison Avenue, New York, NY 10022. The list of owners consists of our directors, named executive officers and, to our knowledge, all 5% shareholders.
(2)	Shares owned by directors and executive officers at March 1, 2017. Unless otherwise noted, voting and investment power are held solely by the reporting person. Ownership of restricted shares includes voting but no investment power. Ownership of vested options and vested restricted stock units (RSUs) includes the right to acquire voting and investment power within 60 days. Ownership of shares held under the Profit Sharing Plan (PSP) is held by the PSP trustee and include sole voting and limited investment power. Unless otherwise noted, all other ownership of shares reported includes voting and investment power. Ownership of shares reported below as excluded does not include voting or investment power.
(3)	Based on 359,794,527 shares outstanding as of March 1, 2017.
(4)	BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. BlackRock reported sole voting power over 16,226,545 shares, sole dispositive power over 19,022,843 shares and no shared voting or dispositive power in its Schedule 13G filed on January 30, 2017.
(5)	First Pacific Advisors, LLC, 11601 Wilshire Blvd., Suite 1200, Los Angeles, CA 90025. First Pacific reported shared voting power over 4,631,927 shares, shared dispositive power over 21,739,887 shares and no sole voting or dispositive power in its Schedule 13G filed on February 16, 2017.
(6)	The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. Vanguard reported sole voting power over 507,070 shares, shared voting power over 58,924 shares, sole dispositive power over 29,581,455 shares and shared dispositive power over 563,841 shares in its amended Schedule 13G filed on February 10, 2017.
(7)	Includes 11,478 restricted shares.
(8)	Includes 11,478 restricted shares and 1,500 shares underlying a vested option.
(9)	Includes 11,478 restricted shares and 1,500 shares underlying a vested option. Excludes 36,754 deferred RSUs.
(10)	Assuming Mr. Friedman’s continued employment with us through the expiration of all applicable vesting and deferral periods, he would beneficially own 6,658,582 shares (representing 1.8% of our outstanding shares). The number in the table includes 48,600 shares held in a family trust with shared voting and investment power, 1,637,179 vested RSUs and 18,713 PSP shares.
(11)	Includes 10,028 restricted shares.
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(12)	Assuming Mr. Handler’s continued employment with us through the expiration of all applicable vesting and deferral periods, he would beneficially own 13,801,037 shares (representing 3.7% of our outstanding shares). The number in the table includes 7,965,716 vested RSUs, 449,337 shares held in a family trust with shared voting and investment power and 100,883 PSP shares.
(13)	Includes 1,569 restricted shares and 1,500 shares underlying a vested option. Excludes 40,251 deferred RSUs.
(14)	Includes 1,569 restricted shares and 3,530 shares underlying vested options. Excludes 10,050 deferred RSUs.
(15)	Includes 1,569 restricted shares and 1,500 shares underlying a vested option. Excludes 40,826 deferred RSUs.
(16)	Includes 88,840 restricted shares and 4 PSP shares.
(17)	Includes 21,270,733 shares held by Mr. Steinberg, corporations wholly owned by Mr. Steinberg, family trusts or corporations wholly owned by family trusts as to which Mr. Steinberg has sole voting and investment power. Also includes 200,000 shares held by Mr. Steinberg’s spouse over which Mr. Steinberg may be deemed to have shared voting and investment power.
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Corporate Governance

Recent Corporate Governance Initiatives

Over the last few years, we adopted multiple structures to strengthen our board’s independence, ensure robust risk oversight and bolster alignment, communication and transparency with our shareholders.

2016 and 2017 Enhancements:

Shareholder Proxy Access	We adopted shareholder proxy access that allows our shareholders to include director nominations in our annual proxy statement

The features of our by-law reflect standard market practice, including
	—	Shareholders holding 3% of our outstanding shares for 3 years may nominate candidates
	—	Shareholders can aggregate up to 20 holders to meet ownership requirement
	—	Shareholders may nominate at least 2 candidates (or up to 20% of the size of our Board if greater)
Individual Director Assessments	We enhanced our annual Board evaluation process to require individual director assessments
CEO and President Stock Ownership Guidelines	We adopted new ownership guidelines for our CEO and President which require each to accumulate an ownership position in our equity securities with a value equal to at least 10-times the executive’s salary
Minimum Holding Periods of Vested Equity	We approved holding periods requiring our CEO and President to hold at least 75% of after-tax shares until the expiration of three years after vesting or until retirement (50% of after tax shares for all other named executive officers)
CEO and President Evaluations	We enhanced and formalized our Board’s performance evaluation process for our CEO and President
Corporate Social Responsibility Principles	We reconfirmed our commitment to social responsibility, charging management with implementing a process to evaluate our corporate conduct in light of our published principles
Shareholder Engagement	We continued our rigorous shareholder outreach to help better understand shareholder concerns and determine the best path to constructively respond to them
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Earlier Enhancements:

Appointment of Lead Director	We created the position of Lead Director and amended our Corporate Governance Guidelines to clearly delineate the Lead Director’s responsibilities
Majority Voting	We amended our by-laws to require majority voting in connection with uncontested director elections to work in conjunction with our previously-adopted director resignation policy
Board Refreshment	We reconstituted our Board of Directors during 2013 and 2014, increasing the number of seats from eight to 11, a total of nine new directors, eight of whom are independent
Claw-back Policy	We approved a policy allowing our Compensation Committee to claw-back performance-based and discretionary awards if an underlying performance metric considered by the Compensation Committee in approving an award is corrected, adjusted or deemed to be false
Director Stock Ownership Guidelines	We amended our Corporate Governance Guidelines to require each director within five years of joining our Board to accumulate an ownership position in our equity securities with a value equal to three times the director’s annual cash retainer
Prohibition on Hedging	We imposed a prohibition on the hedging of our shares and other securities by our directors, executives and employees
Independent Compensation Consultant	Our Compensation Committee retained Mercer (US) Inc. as its independent compensation consultant to review our historical compensation and related practices, examine relevant peer and industry practices and advise the Compensation Committee on how best to structure our performance-based and other compensation programs going forward

Additional information about changes to our compensation policies and practices is contained in our Compensation Discussion and Analysis.

Outside Directorships

Some investors and proxy advisors have asked why two of our executive directors hold other public-company directorships – to be precise, why Mr. Steinberg holds five directorships (HRG Group, Spectrum, Fidelity & Guaranty Life, HomeFed, and Crimson Wine) in addition to being on our Board and that of Jefferies, as well as, effective April 14, 2017, the CEO position at HRG (Mr. Steinberg will receive no compensation in this new role), and Mr. Friedman holds two directorships (HomeFed and Fiesta) in addition to being on our Board and that of Jefferies. The answer is simple – we have asked them to take on those positions to oversee our investments. In each instance, except one, we have a significant investment in those companies: we own 100% of Jefferies; an approximately $725 million (23%) investment in HRG, which in turn owns 80% of Fidelity & Guaranty Life and 58% of Spectrum Brands; a $301 million (70%) investment in HomeFed and a $21 million (4%) recent initial investment in Fiesta. The one exception is Crimson Wine, which itself is a former portfolio investment of ours that was spun out 100% to our shareholders over four years ago and on which Mr. Steinberg retains a directorship. It also is important to note that, in each case in which we hold an investment and we ask one of them to hold such a position, Messrs. Steinberg and Friedman do not solely oversee our investments; instead, they are joined by at least one other of our officers or directors who also oversees our investment and ensures that those directorships do not become unduly burdensome on either Mr. Steinberg or Mr. Friedman. In addition, they have the full resources of Leucadia to support them. We believe these directorships are crucial to our strategy and prospects, and demonstrate smart and prudent oversight of our capital.

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Director Independence

In accordance with our Corporate Governance Guidelines, available on our website, leucadia.com, our Board of Directors undertook its annual review of director independence. During this review, our Board considered all transactions and relationships between us and each nominee for director or any member of such person’s immediate family. The purpose of this review is to determine whether any relationship or transaction is considered a “material relationship” that would be inconsistent with a determination that a director is independent. Our Board has not adopted any “categorical standards” for assessing independence. However, as stated in the Corporate Governance Guidelines, our Board has determined that friendship among directors shall not be a basis for determining that a director is not independent for purposes of serving on our Board.

Our Board affirmatively determined that each of our non-employee director nominees is independent of us and our management. In making this determination, our Board reviewed the corporate governance rules of the NYSE, the principal exchange on which our shares are traded, and considered commercial, charitable, family and other relationships that directors or members of their immediate family have or have had with us. In addition, for our Audit Committee members, our Board also considered the requirements of Rule 10A-3 under the Exchange Act.

In particular, our Board considered the following relationships: a family member of Mr. Keil is the head of an educational institution to which Mr. Steinberg has made charitable contributions, either directly or through charitable trusts, in amounts not exceeding $100,000; Mr. Keil is a trustee of several trusts (certain of which hold our shares) for the benefit of Mr. Steinberg’s children and other family members (for which Mr. Keil receives no remuneration); Mr. Beyer is an independent director of Kroger, a company which has a commercial relationship with one of our subsidiaries; Mr. Reese previously served (prior to 2011) as President and Chief Executive Officer of MassMutual, a holder of our Series A Cumulative Convertible Preferred Stock and a commercial finance joint venture partner with Jefferies and Messrs. Joyal and Reese were associated with each other in connection with their prior employment with MassMutual.

Our Board has determined that these relationships are not material relationships and therefore do not affect our Board’s determination of independence.

Majority Voting and Director Resignation Policy

Our by-laws require that each director in an uncontested election be elected by the affirmative vote of a majority of the votes cast with respect to such director. We previously adopted a director resignation policy, which is incorporated into our Corporate Governance Guidelines. Pursuant to this policy, in an uncontested election of directors, any incumbent director nominee who does not receive the affirmative vote of a majority of the votes cast is required to promptly tender his or her resignation to our Board of the Directors. A director nominee will have failed to receive the affirmative vote of a majority of votes cast if the number of “against” votes in respect of such director nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding abstentions and broker non-votes). An election is considered “uncontested” if the number of director nominees does not exceed the number of directors to be elected.

Our Board of Directors will decide, after considering the recommendation of the Nominating and Corporate Governance Committee, whether to accept or reject a tendered resignation. The nominee in question will not participate in the recommendation or decision-making process. Our Board’s explanation of its decision will be publicly disclosed within 90 days from the date of publication of the election results. The Nominating and Corporate Governance Committee and our Board of Directors may consider any factor deemed appropriate during this process.

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Lead Director Position and Duties

Mr. O’Kane was elected by our Board of Directors in February 2017 as its Lead Director, succeeding Mr. Joyal, who served as Lead Director for three years.

Our Corporate Governance Guidelines provides that our Lead Director:
▪	Presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board, and has the authority to call meetings of the independent members of the Board

▪	Serves as liaison between the Chairman of the Board and the independent members of the Board, and provides the Chairman of the Board, the Chief Executive Officer and the President (Principal Executive Officers) with feedback from executive sessions of the independent members of the Board

▪	Reviews and approves the information to be provided to the Board

▪	Reviews and approves meeting agendas and coordinates with the Principal Executive Officers to develop such agendas

▪	Approves meeting schedules to assure there is sufficient time for discussion of all agenda items

▪	If requested by major shareholders, ensures that he or she is available for consultation and direct communication

▪	Interviews, along with the chair of the Nominating and Corporate Governance Committee, all Board candidates and makes recommendations to the Nominating and Corporate Governance Committee and the Board

▪	Provides input relating to the membership of various committees of the Board and the selection of the chairs of such committees

▪	Consults with the chairs of each Board committee and solicits their participation in performing the duties described above

▪	Performs such other functions and responsibilities as requested by the Board from time to time

Other Governance Features & Practices

Anti-Hedging Policy

We recently amended our Insider Trading and Anti-Tipping Policy to expressly prohibit hedging transactions involving our securities and those of our subsidiaries by our directors, executive officers and all other employees. We believe that hedging against losses in our securities breaks the alignment between our shareholders and our executives that equity grants are intended to build. Our anti-hedging policy also prohibits direct and indirect short selling and derivative transactions involving our securities, other than the exercise of any options or warrants issued by us to our employees or directors.

Risk Oversight

Our Board of Directors is responsible for the general oversight of risks that affect us. Our Board receives regular reports on our operations from our Chief Executive Officer, our President and our Chairman, as well as other members of management. Our Board reviews these reports and makes inquiries whenever appropriate. In exercising its oversight responsibilities, our Board considers potential investments that require expenditure above $150 million, a financial threshold approved by our Board, with general delegation to any two of Messrs. Handler, Friedman and Steinberg, acting together, for approval of matters below that threshold.

Our Board also fulfills its oversight role through the operations of its various committees, including our Audit Committee. Our Board receives periodic reports on each committee’s activities. The Audit Committee has responsibility for risk oversight in connection with its review of our financial reports filed with the SEC. The Audit Committee receives reports from our CFO and our independent auditors in connection with the review of our quarterly and annual financial statements regarding significant financial transactions, accounting and reporting matters, critical accounting estimates and management’s exercise of judgment in accounting matters. When reporting on such matters, our independent auditors also provide their assessment of management’s report and conclusions. Our Audit Committee receives reports from our Chief Compliance Officer in accordance with our Whistle Blower Policy. Our Audit Committee also oversees our Related Person Transaction Policy. Additionally, with respect to Jefferies, Jefferies’ risk management team continuously monitors its various business groups, the level of risk they are taking and the efficacy of potential risk mitigation strategies and presents such information to Jefferies’ senior management and our Board.

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Additional Information about our Board and Committees

Board of Directors. All directors attended at least 75% of the meetings of our Board of Directors and Committees on which they served during 2016.

All of our directors attended our 2016 shareholder meeting, although we do not have a policy requiring director attendance.

Our Board has determined that our independent directors will meet regularly in executive session outside the presence of management. No formal Board action may be taken at any executive session. Our Lead Director presides over each executive session and has the authority to call such meetings.

Our Board believes our directors should also be shareholders. Our Corporate Governance Guidelines require each director within five years of joining our Board to accumulate an ownership position in our equity securities equal to three times the value of a director’s annual cash retainer.

Mr. Handler is our principal executive officer and works together with Messrs. Friedman and Steinberg to provide our senior leadership. Messrs. Handler and Friedman operate as a closely paired team as they fulfill their director and executive officer responsibilities with us and Jefferies, where they serve as the top two executives and are fully involved in the day-to-day management of Jefferies. Their partnership has been developed over 16 years working together, and we believe this approach allows for development and execution of enhanced outcomes and allows the two executives to extend their strong leadership effectively across the wide variety of their responsibilities. Our Board believes that we and our shareholders benefit from our leadership structure, Messrs. Handler and Friedman’s partnership and their multiple roles.

Our Board has standing Audit, Compensation and Nominating and Corporate Governance Committees, each of which has adopted a written charter that is available on our website at leucadia.com.

Audit Committee. Our Board determined that each member of the Audit Committee, including Mr. Campbell, the Chairman, is qualified as an audit committee financial expert within the meaning of regulations of the SEC, thereby satisfying the financial literacy expertise requirement of the listing standards of the NYSE.

Our Board’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit our financial statements. The Audit Committee has appointed Deloitte & Touche LLP as our independent external auditor for fiscal 2017. This will be Deloitte’s first year auditing us.

The Audit Committee is responsible for the audit fee negotiations associated with our retention of Deloitte.

In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm.

In conjunction with the mandated rotation of our audit firm’s lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of our audit firm’s new lead engagement partner.

The members of the Audit Committee and our Board believe that the retention of Deloitte to serve as our independent external auditor is in the best interests of us and our investors.

Compensation Committee. Among other responsibilities, our Compensation Committee considers whether our compensation policies and practices reward employees for imprudent risk taking and has determined that our compensation policies and practices, including those of Jefferies, are not reasonably likely to have a material adverse effect on us. Our Compensation Committee members (Messrs. Beyer, Joyal and O’Kane) were never employed by Leucadia nor served as an officer for Leucadia. During 2016, none of our executive officers served on any board or compensation committee of another entity, one of whose executive officers was a member of our Board of Directors or a member of our Compensation Committee.

Nominating and Corporate Governance Committee. A key function of our Nominating and Corporate Governance Committee is to assist our Board by identifying qualified Board candidates and recommending candidates to our Board who will be instrumental to Leucadia’s growth and success. As noted earlier, the Committee takes into consideration such factors as it deems appropriate, which may include:

▪	Judgment, skill, diversity, experience with businesses and other organizations of comparable size

▪	The interplay of the candidate’s experience with the experience of other Board members

▪	Extent to which the candidate would be a desirable addition to our Board and its Committees

The Committee is committed to a policy of inclusiveness and seeks members with diverse backgrounds, an understanding of our business and a reputation for integrity. The Committee has adopted a written policy with regard to

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the consideration of diversity in evaluating candidates. In furtherance of this policy, the Committee takes reasonable steps to see that women and minority candidates are considered for the pool from which our Board nominees are chosen through, among other things, attempting to seek women and minority candidates as part of every Board search and considering diverse candidates from non-traditional venues. This policy is enveloped within our Nominating & Corporate Governance Committee Charter and assessed annually by the Committee and as part of its broader charter and corporate policy reviews. This policy, and its implementation and effectiveness, are also assessed through our shareholder outreach and have received positive shareholder feedback. In addition to candidates proposed by management, the Committee may consider candidates proposed by shareholders, but is not required to do so. If the Committee considers any candidates proposed by shareholders, it would consider the same factors used in evaluating candidates proposed by management or our Board.

Engagement of Independent Compensation Consultant

During 2016, our Compensation Committee retained Mercer (US) Inc. as an independent compensation consultant to assist the Compensation Committee with conducting a thorough review of our executive compensation practices, including a review of our historical compensation and related practices, an examination of relevant peer and industry practices and recommendations on how best to structure our performance-based and other compensation practices going forward.

Our Compensation Committee considered whether any conflicts of interest would arise due to its engagement of Mercer. The Committee recognized that, during 2016, we paid Mercer $153,500 for executive and director compensation consulting services and paid Mercer and its affiliates $525,000 for services rendered to us in their capacities other than relating to executive and director compensation. The decisions to use Mercer and its affiliates for these other services are made in the ordinary course of our business and are generally recommended by our business department heads with the approval of management. We view these engagements as unrelated to our Compensation Committee’s engagement of Mercer and we do not require the Compensation Committee or our Board to review each use of Mercer or its affiliates for such purposes. The Compensation Committee reviewed and analyzed Mercer’s services to and compensation from us prior to its engagement and all other factors deemed relevant and required by SEC rules and concluded that the proposed engagement of Mercer by our Compensation Committee for executive compensation work did not raise a conflict of interest and that Mercer remained independent.

2016 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Linda L. Adamany	$115,000	$120,000	$235,000
Robert D. Beyer	$125,000	$120,000	$245,000
Francisco L. Borges	$115,000	$120,000	$235,000
W. Patrick Campbell	$355,000	$120,000	$475,000
Robert E. Joyal	$125,000	$120,000	$245,000
Jeffrey C. Keil	$115,000	$120,000	$235,000
Michael T. O’Kane	$115,000	$120,000	$235,000
Stuart H. Reese	$115,000	$120,000	$235,000

(1)	Directors who are also our employees do not receive director compensation from us.

(2)	Our annual director compensation consists of an equity grant in the amount of $120,000, a retainer of $115,000 and additional retainers of $20,000 to the Chair of the Audit Committee and $10,000 to the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Campbell currently serves both as a director of Jefferies and the Chair of its Audit Committee and a director of Jefferies International Limited and a member of its Audit Committee. Mr. Campbell’s total cash fees of $355,000 include $220,000 for his important roles on the Jefferies and Jefferies International Limited boards, which complement and support his roles at Leucadia.

(3)	Grant date fair value of equity awards are computed in accordance with GAAP. Each independent director received a single equity award with a market value of $120,000. Unvested securities subject to forfeiture are held by Messrs. Beyer and Reese (11,478 shares each), Messrs. Beyer, Campbell, Joyal, Keil, O’Kane and Reese (options to purchase 500 shares each).
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Equity Compensation Plan Information

Outstanding Equity Awards

The following table summarizes information regarding our shares under our equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding securities)
Equity compensation plans approved by security holders	15,291,962	(1)	$1.04	(2)	15,179,614	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	15,291,962		$1.04		15,179,614

(1)	Includes shares to be issued upon: settlement of 14,343,162 RSUs under the Leucadia National Corporation 2003 Incentive Compensation Plan; settlement of 307,322 RSUs under our Director’s Stock Compensation Plan and exercise of 641,478 options under our Option Plan.

(2)	The weighted average exercise price is calculated including RSUs which have an exercise price of zero. If the weighted average exercise price was calculated including only those awards that have a specified exercise price, the weighted average exercise price for plans approved by security holders would be $24.80.

(3)	Includes 14,838,855 shares under our Incentive Plan for general use and 340,759 shares under our Director’s Stock Compensation Plan. In March 2014, we terminated the authorization to issue options and rights under our Option Plan. No shares remain available for future issuances under our Option Plan or Warrant Plan.

Rate of Equity Award Grants

During 2016, we issued a total of 4,010,258 shares under our existing equity plans, representing a rate of equity award grants, or so-called burn rate, of 1.11%, which our Compensation Committee believes is modest for a company of our size and scope of operations.

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Compensation Discussion and Analysis

Overview

The Compensation Discussion and Analysis section describes the structure and guiding principles of our executive compensation program for our named executive officers (NEOs), who in 2016 were:

Richard B. Handler	Chief Executive Officer
Brian P. Friedman	President
Joseph S. Steinberg	Chairman of the Board
Michael J. Sharp	Executive Vice President and General Counsel
Teresa S. Gendron	Vice President and Chief Financial Officer

Our Approach to Executive Compensation

As we have emphasized over the years, we distinguish ourselves by our ability to take a long-term view in a business environment that we find to be increasingly characterized by impatience and short-term investment horizons. We remain patient, prudent risk-takers, always looking for opportunities to acquire new businesses, securities and assets to maximize returns over the long term.

Leucadia’s compensation program is designed to mirror and sustain this long-term view. We are committed to ensuring that executive compensation is tightly linked to the creation of sustainable value for our shareholders, and that executive interests are aligned with our shareholders over the long run.

Business Overview

Who We Are

Leucadia is a diversified holding company that invests in financial services and merchant banking businesses. We acquire businesses and fund investments we deem attractive, help improve their operational and financial performance, and exit investments if and when we deem an exit in Leucadia’s best interests and believe we can earn superior returns elsewhere.

Our portfolio today consists of a number of businesses that span two primary platforms:

▪	Financial Services

▪	Merchant Banking

Our largest operating company is Jefferies Group LLC (Jefferies), which became a wholly owned subsidiary of Leucadia in March 2013 through a transformative strategic combination that created a powerful platform, linking financial services with merchant banking. In addition to Jefferies, our financial services platform includes Berkadia, HomeFed, Leucadia Asset Management, FXCM, and Foursight, which allow us to take advantage of opportunities, respectively, in commercial-mortgage banking, real estate, investment management services, forex trading and automobile financing.

Our merchant banking platform, which includes National Beef, HRG, Vitesse Energy, Juneau Energy, Garcadia, Linkem, Idaho Timber and Golden Queen, engages in a variety of businesses, including beef processing, insurance, consumer goods, oil and gas exploration and production, automobile dealerships, telecommunications services, manufacturing and gold and silver mining.

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Structure of Leucadia National Corporation at December 31, 2016

  * Includes all employees of subsidiaries and 20+ %-owned investee companies.

** Total Tangible Equity, a non-GAAP financial measure, is defined as Total Shareholder Equity of $10.1 billion less Intangible Assets, Net and Goodwill of $2.5 billion.

Note:	Dollar amounts are Leucadia’s net carrying amount as of 12/31/16 for each investment (for consolidated subsidiaries, net carrying amount equals assets less liabilities and non-controlling interests).

2016 Performance

Our 2016 performance started out with a whimper and ended with strength and momentum. Jefferies, our largest investment, which was coming off a weak 2015, suffered its worst operating quarter ever in the first quarter of 2016. As they readily admitted, by the end of the first quarter, our management was humbled.

Fortunately – and in large measure due to strategic measures our CEO and President implemented at Jefferies toward the end of 2015 – Jefferies’ performance picked up in the second quarter and continued to improve throughout the third and fourth quarters. And while Jefferies’ 2016 performance ended up being only marginally profitable due to a challenging first quarter, the steady momentum that Jefferies’ experienced through the last three quarters of the year bodes well for 2017. This was borne out by Jefferies’ performance in the first quarter of 2017 that resulted in $796 million in net revenues, $114 million in net income and, on a trailing 12 months’ basis, nearly $3 billion in net revenue and $296 million in net income.

We also are pleased to report that National Beef, which reported negative EBITDA for 2015, ended up far outpacing even our most optimistic views with a turnaround during 2016 that generated $329 million of pre-tax income and adjusted EBITDA of $436 million, which proved correct our prediction in last year’s proxy that we were turning a corner. And, like Jefferies, signs indicate that this momentum continues.

In addition to Jefferies and National Beef, 2016 also found us selling Conwed Plastics to a strategic buyer for $295 million, which generated in 2017 a pre-tax gain of $180 million; helping Linkem attract an equity investment in early 2017 by BlackRock; watching with pleasure as our HRG investment appreciated by approximately 15%; and experiencing another exceptional year at Berkadia. That said, 2016 did not bring the kind of results we would have liked to have seen from Leucadia Asset Management, as well as Vitesse and Juneau. We do, however, remain optimistic about our portfolio of investments and believe that the momentum we experienced in the last three quarters of 2016 will continue into 2017.

We would be remiss were we not to mention with some pleasure the fact that Leucadia’s share price experienced a strong 2016, appreciating 35.5% in value. Regardless of 2016’s total shareholder return, we are very much aware that we need to grow not only our share price, but also our tangible deployable equity. We recognize that a 2.7% return is insufficient, and we and our management are exerting every effort to grow that return to the double-digit performance of which we believe we are capable over the long term.

For the complete picture of our 2016 results, please see our 2016 Annual Report at leucadia.com.

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Evolution of Compensation Plan in Response to Shareholder Feedback

We have substantially redesigned our executive compensation program over the last several years. Starting in 2014, our Board conducted extensive outreach to solicit shareholder views and craft a program that incorporated this feedback and supported the strategic transformation of our business.

2015 Program: Though the legacy Jefferies 2013 long-term incentive plan (“LTIP”) awards of our top two executives did not expire until the end of 2015, the Compensation Committee was intent on promptly addressing shareholder concerns by:

▪	Reducing their cash bonus opportunity, capping cash incentives at $6 million
▪	Shifting the reduced cash bonus opportunity value into a performance-based equity structure
▪	Increasing the weight assigned to Leucadia’s performance from 25% to 50%

In light of these changes, over 96% of our shareholders supported our 2015 executive compensation program at our 2016 Annual Meeting.

Our Board and Compensation Committee, though, also heard from our shareholders that they would like to see additional changes. Accordingly, as we designed a new and, we believed, unique, long-term compensation plan for 2016, our management and Compensation Committee Chairman again solicited feedback from our shareholders in early 2016 regarding the compensation program design that was being considered.

Shareholders’ observed that the contemplated six-year holding period and absence of annual cash incentive opportunity ensured an alignment of the compensation plan and shareholders’ interests. Shareholders also specifically identified and supported the following elements: 1) alignment of incentive compensation with long-term shareholder value creation, 2) no multi-year grants and 3) long-term nature of the plan because of a three-year performance period followed by a three-year holding period, which results in a six-year holding period.

2016 Program: Based on shareholder feedback, our Board subsequently approved fundamental design changes for the 2016 compensation plan for our CEO and President including:

▪	Implementing an incentive program that is 100% long-term performance-based equity to further align our executive compensation with long-term value creation
▪	Choosing total shareholder return (“TSR”) and return on tangible deployable equity (“ROTDE”) performance metrics for the long-term incentive program
▪	Requiring vested equity awards to be held for an additional three-years after the performance period
▪	Requiring a six-year holding period such that no shares granted in 2016 compensation can be sold until 2022, thus bolstering the long-term alignment of the plan
▪	Designing an incentive program with no opportunity to earn an annual cash incentive
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Specifically, the following features of the program were discussed with shareholders over the last several years:

Investor Dialogue	Changes Made to 2016 Compensation Program
Long-term equity plan with single year equity award value	Approved a single-year equity grant with multi-year performance hurdles
Multi-year performance-vesting equity	Provided performance-based equity awards that are subject to three years of performance-vesting, ending in 2019
Long-term commitment	A six-year total holding period requiring vested equity awards to be held an additional 3 years following the initial three-year performance vesting period, for a total holding period and 100% economic risk of 6 years from grant date ending in 2022
Shift operating performance metrics to parent company outcomes	All LTIP compensation metrics are based on Leucadia’s consolidated performance
Addition of TSR as a performance metric	50% of incentive compensation is tied to three-year absolute TSR goals
Absolute TSR was chosen because it rewards executives with growth of the portfolio in absolute terms and closely aligns with our strategic plan to grow the intrinsic value of our portfolio companies in absolute terms over time
Addition of ROTDE as a performance metric	50% of incentive compensation is tied to three-year absolute ROTDE goals
Absolute ROTDE measure was selected because it measures the effectiveness of the deployment of capital, and is an operational metric that is closely tied to the creation of long-term shareholder value over time
Adoption of banking mechanism	The 2016 program’s vesting and holding periods span six years

—   To reduce the potential impact of short-term volatility on the achievement of performance metrics and to incentivize consistent performance across each measurement period, under the program, a portion of RSUs can be banked for later vesting at the end of three years if annual performance exceeds performance thresholds Banked RSUs do not vest until the end of three years and must be held for an additional three years until the first quarter of 2022

Emphasis on long-term alignment with shareholders	Implemented a program for the CEO and President that has no annual cash incentive component and is comprised of only a long-term equity plan

These changes resulted in a 2016 targeted compensation program for our CEO and President as illustrated below:

(1)	Represents fair value on grant date, as disclosed in the Summary Compensation Table, based on a Monte-Carlo simulation model for TSR portion of the award.
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As stated in the Summary Compensation Table, the grant date fair value of the long-term incentive award was $16.3 million.

As noted in our discussion of 2016 Performance, our actual 2016 TSR of 35.5% significantly exceeded our interim target and historic performance since 2011. Our CEO and President each banked a portion of their RSU awards as a result. However, the ROTDE interim target was not met and therefore, no RSUs were banked in relation to performance as measured by ROTDE. No equity awards vest until the end of the three-year performance period (2019), and all vested awards are then locked up for an additional three years (until 2022).

(1)	Represents fair value on grant date based on a Monte-Carlo simulation model for TSR portion of the award.

We very much appreciated and benefitted from shareholder feedback, which shaped our program and formed the narrative of this proxy statement. A summary of the multiyear changes and the program’s evolution is provided below.

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Compensation Governance Practices

In addition to a robust program that ties executive compensation directly to objective financial metrics and goals that drive long-term value creation, our compensation program includes other best practices:

✓	Utilize an independent compensation consultant

✓	Clear link between pay and performance

✓	100% of incentive compensation at-risk

✓	No acceleration of vesting in the event of a change-in-control for equity or other awards held by executives

✓	No tax gross-ups on change-in-control payments

✓	No hedging of company stock

✓	No repricing of stock options

✓	Robust claw-back policy

✓	No golden parachute payments

Elements of our Compensation Program

Our compensation policies are designed to provide competitive levels of compensation in order to attract and retain talented executives and leaders, encourage long-term service and loyalty and align their interests with the creation of long-term value for our shareholders. Each element of our program, base salary, annual incentive, long-term incentive and benefits, is tailored to incentivize a specific area of pay that we believe will promote sustained economic value over time.

Alignment between Pay and Performance

The changes we have made over the last several years have resulted in pay and performance being tightly linked, and the elements of our program being completely transparent. In 2016, 96% of our CEO and President’s total target compensation was at risk and 90% of all NEOs’ target compensation was at risk. Equity is a significant component of this compensation, and is a part of both the Annual Bonus program as well as the long-term incentive award.

Base Salary

We pay our named executive officers a base salary in order to provide them a predictable level of income and to reward current and past short-term performance. The base salaries we have established reflect our understanding of the competitive market for these roles.

Executive	Role	2016 Base Salary
Richard B. Handler	CEO	$ 1,000,000
Brian P. Friedman	President	$ 1,000,000
Joseph S. Steinberg	Chairman of the Board	$ 810,693
Michael J. Sharp	General Counsel	$ 1,000,000
Teresa S. Gendron	CFO	$ 500,000

Annual Bonuses

Annual bonuses are designed to encourage our executive officers to deliver strong annual results, to maximize short-term productivity and profitability and to reward our executive officers for their efforts during the year. Motivating our executive officers to deliver strong short-term results directly impacts our performance, and together with long-term focus and risk mitigation, is key to our success.

- CEO and President

Our top two executives, Rich Handler (CEO) and Brian Friedman (President), receive no annual short-term incentive. 100% of their incentive compensation is long-term performance-based equity.

- Chairman

At our request, our Chairman serves as a director of many of our portfolio companies. Our portfolio companies benefit from Mr. Steinberg’s investment acumen, years of business experience and his hands-on involvement. Mr. Steinberg

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serves as Chairman of the Board of both HomeFed and HRG and as a director of Spectrum Brands Holdings and Fidelity & Guaranty Life, both subsidiaries of HRG. Mr. Steinberg also serves on the Jefferies board. Much of Mr. Steinberg’s time is spent serving our portfolio companies in these capacities. As is the case with their other non-employee directors, Mr. Steinberg receives board retainer fees and equity awards in consideration of director services. During 2016, Mr. Steinberg received $556,534 in cash and equity payments as director compensation from our portfolio companies. These amounts were retained by him and were recognized as constituting his annual incentive bonus by our Compensation Committee. In addition, in early 2017, the Compensation Committee approved the payment to Mr. Steinberg of $667,421 representing the unpaid portion of his 2013 certified bonus relating to the sale of Inmet Mining Corporation.

- General Counsel

Our General Counsel’s annual incentive bonus plan provided for a target bonus opportunity of $3 million based on our achieving $300 million in earnings before income tax. Our performance resulted in a formulaic outcome of approximately $3 million for Mr. Sharp. After considering the bonus plan results, as well as Mr. Sharp’s achievements during 2016 as General Counsel and Executive Vice President for Leucadia and Jefferies, the Compensation Committee agreed with Messrs. Handler and Friedman’s recommendation and awarded Mr. Sharp an annual incentive bonus of $2.5 million payable in cash and $1 million as a restricted equity grant.

- Chief Financial Officer

At the recommendation of Messrs. Handler and Friedman, the Compensation Committee awarded Ms. Gendron $1 million as a discretionary bonus. The Compensation Committee agreed with Messrs. Handler and Friedman that Ms. Gendron earned the discretionary bonus for her services during the year, particularly given Ms. Gendron’s excellent performance during 2016.

2016 Long-Term Equity Incentives

Long-term equity incentive compensation provides strong incentives for superior long-term performance and a direct link for our executive officers to the interests of our shareholders. The value of long-term equity incentive awards increase or decrease based on the future price of our shares. Awards of long-term equity incentive compensation also create long-term ownership, which we believe is important to promoting a culture of entrepreneurship.

2016 CEO and President Long-term Equity Incentive Plan
Restricted stock units issued	1,693,766 target number of RSUs issued: — Based on $25 million divided by grant date closing price of our common stock — Grant date fair value of $16.3 million
Performance measurement period	Compound annual growth rates from January 1, 2016 through December 31, 2018
Performance metrics	50% Return on Tangible Deployable Equity 50% Total Shareholder Return
Service-based vesting	If earned, no vesting until first quarter 2019
Additional post-vesting holding period	Executive cannot sell any vested shares until first quarter 2022
Banking	Under the plan, pro rata portions of the overall awards may be banked after each of 2016 and 2017 based upon compound annual growth rates of TSR and ROTDE for each year
Total potential award	0 shares – 2,540,648 shares (150%)

- CEO and President

In February 2016, our Compensation Committee approved an executive-compensation plan for our CEO and President for compensation year 2016 that will be based upon performance metrics achieved over a three-year period from 2016 through 2018 and has the following provisions:

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Performance Targets

Both TSR and ROTDE have three-year compound annual growth rate targets, minimum thresholds and maximum payouts set to align with absolute growth of our value. As can be seen in the exhibit below, these targets are rigorous when measured against our historical performance on a three-year and five-year basis. We believe that the results of our chosen performance metrics validated the choice of the specific metrics and selected targets.

(1) Represents fair value on grant date based on a Monte-Carlo simulation model for TSR portion of the award.

Rigor of Performance Targets

As our shareholders are aware, our Board strongly believes that a well-designed compensation program should align executive interests with the long-term drivers of shareholder value. Therefore, the compensation program is designed to align executive pay with company performance. In order to incentivize performance, the Compensation Committee set rigorous targets for the plan that exceeded our historical three-year and five-year average performance measurements. In choosing those targets, the Committee took into account not only the fact that they exceeded historical targets, but also that Leucadia’s long-term investment horizon naturally results in uneven growth in book value and that, in order to achieve targeted performance, the targeted growth must be compounded over a three-year period. For example, to achieve the target three-year compound annual growth rate of 8% ROTDE for the period January 1, 2016 through December 31, 2018, our tangible deployable equity will have to increase by approximately 26%, or $1.6 billion, to approximately $7.782 billion (and to achieve the maximum performance range of 12%, our tangible deployable equity will have to increase by approximately 40%, or $2.5 billion, to approximately $8.678 billion).

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2016 Results

ROTDE:	Our ROTDE for 2016 was 2.7% which did not meet the performance level required to earn RSUs under the LTIP. Therefore, no RSUs were banked based on ROTDE performance.

TSR:	Our 2016 TSR was 35.5%, significantly above the 8.0% target. 2016 represented our strongest TSR performance since before 2011. To compensate for the superior TSR performance, each executive banked 423,441 RSUs which vest in 2019 and are locked up until 2022.

2016 RSU Banking

The results underscore the rigor of the performance targets. We missed both our target and threshold for 2016 ROTDE, and therefore, no RSUs were banked for that portion of the plan. However, our 2016 TSR at 35.5% was the highest it has been in over five years. That said, even though TSR exceeded expectations, the banking of RSUs was capped at a 12.0% maximum performance level. Therefore, even with an achievement of 35.5% TSR for this performance year, which represents one-third of the three-year vesting plan, Messrs. Handler and Friedman were only able to bank 25% of the targeted shares. While these shares were banked, they will not vest until after the end of the three-year performance period (first quarter of 2019), and are not available to our executives until 2022.

Performance Metrics

Total Shareholder Return (TSR) over a three-year period is used for 50% of the award because it is an external measurement and is directly linked to results experienced by shareholders. TSR is the annualized rate of return reflecting price appreciation plus reinvestment of dividends and distributions to shareholders and the compounding effect of dividends paid and distributions on reinvested dividends and distributions over each measurement period. After careful consideration we have chosen to use absolute TSR targets rather than relative targets, first, to align more closely to the creation of absolute intrinsic value over time and second, because of the unique and varied earnings of Leucadia that make it difficult to find a reasonable comparator.

Three-Year Compound Annual Growth Rate TSR is expressed as the following formula:

Return on Tangible Deployable Equity (ROTDE) over a three-year period will be used for the other 50% of the award because the Compensation Committee believes it is an appropriate metric to measure and incentivize the creation of intrinsic value for our shareholders. ROTDE is defined as net income adjusted for amortization of intangible assets divided by tangible book value at the beginning of the year adjusted for intangible assets and deferred tax assets. Return metrics such as ROTDE not only measure profitability, but also reflect the use of capital to achieve that profitability, which rewards efficient use of our capital.

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Three-Year Compound Annual Growth Rate ROTDE is expressed as the following formula:

Other Long-term Equity Incentive Awards

- General Counsel

In January 2017, the Compensation Committee approved a $1 million restricted equity grant to Mr. Sharp representing part of his 2016 compensation. Messrs. Handler and Friedman recommended the award to recognize Mr. Sharp’s performance as Executive Vice President and General Counsel of both Leucadia and Jefferies and to align a portion of his total compensation with the long-term interests of our shareholders.

Benefits

We provide our named executive officers with medical, dental, life insurance, disability, savings, retirement, deferred compensation opportunities and other similar benefits available to employees generally that are not part of what we consider direct compensation. We intend these benefits to be competitive in order to help recruit and retain talented executives. These benefits are designed to facilitate the productivity of our executives, ensure the well-being of our executives, employees and their families, encourage long-term service to us and generally enable our compensation packages to remain competitive. In the aggregate, we believe our benefits including perquisites are in-line with or more moderate than general business practices for companies of comparable size and character.

Executive Perquisites

Certain perquisites as disclosed in our Summary Compensation Table are available to executive officers that are not available to other employees. Messrs. Handler, Friedman and Steinberg may use our business aircraft for personal use. Certain of our executive officers receive the use of cars, drivers for personal and business use, parking expenses and/or certain other related benefits. These benefits enhance our executives’ productivity and allow us to be competitive in the talent market. These perquisites are reported as All Other Compensation in our Summary Compensation Table.

Severance

Under our severance policy, employees terminated by us other than for cause are generally entitled to one month’s pay for each year of service, up to a maximum of 24 months. Pay is defined as salary plus bonus (excluding one-time, tenure or holiday bonus). Messrs. Handler, Friedman and Sharp are only entitled to severance under Jefferies’ policy, which provides that terminated employees, other than employees terminated for cause, are generally entitled to one-half month’s salary for each year of service, up to a maximum of six months (a maximum of 12 months for employees with age plus years of service of at least 60). More information is provided under Potential Payments upon Termination of Employment or Change-in-Control.

Retirement and Deferral Plans

For Leucadia employees hired before January 2014, we maintain a Savings and Retirement Plan that allows participants to make contributions, portions of which are matched by us. The plan also provides a contribution for eligible participants determined on the basis of age and service with potential contributions ranging from 2% of eligible compensation up to 16% of eligible compensation.

Our deferred compensation retirement plan allows employees with compensation in excess of $130,000 the opportunity to receive an employer contribution ranging from 2% of eligible compensation up to 16% of eligible compensation. The plan does not provide for employee contributions. We also have a deferred compensation plan that permits the deferral of compensation and provides a means for our employees to invest in our shares on a tax deferred basis. These plans are designed as non-qualified deferred compensation plans and are intended to meet the requirements of Section 409A.

Employees of Jefferies who began service prior to April 1, 1997, which includes Mr. Handler but none of the other named executive officers, are entitled to benefits under the Jefferies’ pension plan.

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2017 Compensation Program

As publicly reported on December 29, 2016, the Compensation Committee approved that the 2017 executive compensation plan would be identical to the 2016 plan for our CEO and President:

▪	No 2017 annual cash award

▪	100% of incentive compensation is long-term performance-based equity

▪	2017 incentive awards not eligible to vest until 2020 and locked up until 2023; three-year vesting period and additional three-year holding period

Our Board and its Compensation Committee believe the current compensation program is well aligned with long-term creation of shareholder value, and they remain committed to ongoing dialogue with our shareholders to ensure that the plan design continues to reflect their values. As was the case in 2016 when we vetted the current plan with shareholders, they expressed support for what most viewed as a very unique plan that was heavily geared to aligning management’s interests with their long-term interests. As part of that dialogue earlier this year, some shareholders expressed the desire for the Committee to consider, in respect of 2018 and beyond, among other things, implementing an annual cash component to our plan, the use of multi-year grants with even longer-term measurement periods and putting more weight on ROTDE and less on TSR. As the Committee plans for 2018, it will carefully consider all such suggestions.

Plan Design and the Compensation Process

Committee’s Process

Our executive compensation program is generally structured and administered by our Compensation Committee. The Compensation Committee, in consultation with Messrs. Handler and Friedman, determines the compensation of our other executive officers. The Compensation Committee considers the views of Messrs. Handler and Friedman, including their assessments of our executives’ individual performance, and the range of market inputs available, in setting their compensation.

The Compensation Committee meets in the first quarter of each year to determine the compensation levels for the upcoming year, including the target bonus and metrics, and to review prior year results versus plan objectives and determine whether to exercise any negative discretion in approving awards. Additionally, the Compensation Committee reviews shareholder feedback in order to decide if any changes to the compensation program and governance should be implemented.

Role of the Compensation Consultant

Our Compensation Committee retained Mercer (US) Inc. as an independent compensation consultant to assist the Compensation Committee with conducting a thorough review of our executive compensation practices, including a review of our historical compensation and related practices, an examination of relevant peer and industry practices and recommendations on how best to address compensation matters going forward. For our 2016 compensation program, Mercer was tasked with:

▪	Defining the appropriate market comparator group for our executives

▪	Defining a comprehensive compensation philosophy and pay strategy for our future

▪	Defining 2016 incentive program alignment and performance metrics

▪	Evaluating our executive officer compensation against the market, including 2016 incentive payouts

The Compensation Committee also discussed with Mercer the producer roles of Messrs. Handler and Friedman, and assessed comparable potential compensation both as production and revenue-generating senior producers at Jefferies and other top investment banks and as CEO and comparable positions at publicly traded private-equity and hedge-fund firms.

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Benchmarking & Peer Groups

Our Compensation Committee conducts an analysis of comparable peer compensation as a general frame of reference for considering the appropriateness of our executive compensation programs and to ensure our CEO, President and other NEOs’ compensation is aligned with peers.

With the Leucadia business profile and strategy as a financial services and merchant banking firm, the following 13 companies were used as compensation peers for our 2016 compensation program:

Peer Companies
Goldman Sachs Group, Inc.
Morgan Stanley
ONEX Corporation
Brookfield Asset Management
Loew’s Corporation
Blackrock Inc.
Blackstone Group LP
Carlyle Group LP
Lazard Ltd.
Stifel Financial Corp.
Fortress Investment Group LLC
KKR & Co. LP
American Capital Ltd.

The Compensation Committee believes the peer group provided an appropriate benchmark given the size and scope of our firm. Leucadia was in the 54th percentile when measured by assets and 46th percentile when measured by market capitalization.

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Target compensation should be sufficiently competitive with industry peers to attract and retain executives with similar levels of experience, skills and responsibilities. Peer group data serves as only one reference point in evaluating our executive compensation program. We did not position executive compensation to a specific percentile of the compensation paid by our peers. Instead, our Compensation Committee compared the components of our 2016 compensation program as well as total compensation to the peer group data and determined that our 2016 compensation program was appropriate and competitive, with 2016 compensation targets of our CEO and President falling at approximately the median of our peer group for salary and approximately the 60th percentile of our peer group for total targeted compensation.

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Other Considerations

Employment Agreements

We do not have any employment agreements with our named executive officers.

Change-in-Control Agreements

We do not have any change-in-control agreements with any named executive officers. No equity held by our executive officers is subject to accelerated vesting upon a change-in-control.

Newly Established Stock Ownership Guidelines

We recently adopted stock ownership guidelines for our CEO and President. The guideline is set at 10-times salary, resulting in a requirement that each executive hold $10 million worth of our shares. Messrs. Handler and Friedman have historically acquired and held large positions in our shares. Including deferred shares, Messrs. Handler and Friedman own a combined 20,459,619 shares, representing approximately 5.5% of our outstanding shares. In addition, Mr. Steinberg owns 21,470,733 shares, representing 6% of our outstanding shares. This ownership encourages our executives to act in our best long-term interests and those of our shareholders.

Claw-back Policy

We have adopted a policy allowing our Compensation Committee to claw back performance-based and discretionary awards if the underlying performance metric, or a performance metric considered by the Compensation Committee in approving an award, is corrected, adjusted or deemed to be false. This policy applies to all of our executive officers.

Anti-Hedging Policies

Directors, executive officers and other employees are expressly prohibited from hedging transactions that involve our securities and those of our subsidiaries under our amended Insider Trading and Anti-Tipping Policy. Our anti-hedging policy also prohibits direct and indirect short selling, option transactions of any kind and derivative transactions that involve our securities. The policy does not apply to the exercise of options, warrants or other rights issued by us or any transaction approved in advance by the Compensation Committee.

Compensation Risk Management

Our Compensation Committee has considered whether our compensation policies and practices reward employees for imprudent risk taking and has determined that our compensation policies and practices, including those of Jefferies, are not reasonably likely to have a material adverse effect on us. The Compensation Committee’s assessment is conducted annually. Management reviews with our Compensation Committee our compensation programs, focusing on incentive programs, risks and mitigation factors. Based on the totality of this information, the Compensation Committee determines whether any portion of such compensation encourages excessive risk taking and concludes whether or not our compensation programs are reasonably likely to have a material adverse effect on us.

In assessing risks, our Compensation Committee considers mitigating factors such as (i) the multiple elements of our compensation packages, including base salary and bonuses, either in the form of restricted cash or equity awards, both of which vest over a number of years; (ii) the structure of senior executives’ incentive program, which is based on a number of different performance measures to avoid placing undue emphasis on any particular performance metric; (iii) the ability to exercise negative discretion as a means to adjust compensation downward to reflect performance or other factors; (iv) oversight of our programs by our Board and Compensation Committee; (v) our claw-back policy; (vi) our anti-hedging policy; (vii) limited change-in-control benefits and (viii) the lack of highly leveraged payout curves.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for certain executive compensation in excess of $1 million per executive in any tax year. Under Section 162(m), compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though the executive’s total direct compensation may exceed $1 million in a given year. To qualify as “performance-based compensation,” compensation generally must be based on achieving certain pre-established objective performance criteria or standards that preclude the exercise of discretion to increase the amount of compensation payable upon the attainment of the performance goal.

We believe that ordinarily it is in our best interest to retain maximum flexibility in our compensation programs to enable us to appropriately reward, retain and attract the executive talent necessary to our success. Our Board of Directors and Compensation Committee recognize that in appropriate circumstances compensation that is not

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deductible under Section 162(m) may be paid in the Compensation Committee’s discretion, weighing factors such as the benefit to us in giving compensation deserved by our executives and the loss of any potential tax deductions. Additionally, given our available net operating loss carryforwards, we believe that any loss of deductions as a result of such compensation may not be material.

Compensation Committee Report

The function of the Compensation Committee is to advise senior management on the administration of our compensation programs and plans, review and approve corporate goals and objectives relevant to CEO compensation, review and approve corporate goals and objectives relevant to the compensation of our other executive officers, evaluate the performance of the executive officers in light of those goals and objectives, set the executive officers’ compensation levels based on this evaluation and assist our principal executive officers in formulating compensation programs applicable to our senior management.

Our Compensation Committee has reviewed and discussed with our management the above Compensation Discussion and Analysis section of our 2017 Proxy Statement. Based upon the reviews and discussions, we have recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the 2017 Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

Robert D. Beyer, Chairman
Robert E. Joyal
Michael T. O’Kane

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Summary Compensation Table

								Change
								in Pension
								Value and
							Non-Equity	Non-Qualified
							Incentive	Deferred
Name and					Stock	Option	Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus		Awards(1)	Awards	Compensation	Earnings	Compensation(2)		Total
Richard B. Handler	2016	$1,000,000	—		$16,310,967	—	—	$14,685	$257,722	(3)	$17,583,374
Chief Executive Officer	2015	$1,000,000	—		—	—	$6,000,000	$24,908	$439,904		$7,464,812
	2014	$1,000,000	—		—	—	— (7)	—	$474,991		$1,474,991
Brian P. Friedman	2016	$1,000,000	—		$16,310,967	—	—	—	$404,131	(4)	$17,715,098
President	2015	$1,000,000	—		—	—	$6,000,000	—	$435,220		$7,435,220
	2014	$1,000,000	—		—	—	— (7)	—	$500,410		$1,500,410
Joseph S. Steinberg	2016	$810,693	$1,223,955	(5)	—	—	—	—	$480,054	(6)	$2,514,702
Chairman of the Board	2015	$810,693	$859,402		—	—	—	—	$635,282		$2,305,377
	2014	$810,693	$4,936,000		—	—	—	—	$352,245		$6,098,938
Teresa S. Gendron	2016	$500,000	$1,000,000		—	—	—	—	$4,500		$1,504,500
Chief Financial Officer	2015	$500,000	$850,000		—	—	—	—	$4,500		$1,354,500
	2014	$166,667	$1,100,000		$750,000	—	—	—	$418,546		$2,435,213
Michael J. Sharp	2016	$1,000,000	—		$1,000,000	—	$2,500,000	—	$4,500		$4,504,500
Executive Vice President	2015	$1,000,000	$500,000		$1,000,000	—	$750,000	—	$4,500		$3,254,500
and General Counsel	2014	$1,000,000	$806,926		—	—	$693,074	—	$4,375		$2,504,375

(1)	Grant date fair value of restricted awards under our Incentive Plan in accordance with GAAP. Stock Awards for Messrs. Handler and Friedman during 2016 were in the form of Performance-based Restricted Stock Units. These Performance-based Restricted Stock Units are earnable based on our performance over the three-year period from 2016 - 2018. The performance goals for these Performance-based Restricted Stock Units are based 50% on our return on tangible deployable equity (“ROTDE”) and 50% on absolute total shareholder return (“TSR”). Depending on the level of achievement of performance goals during the three-year performance period, the actual number of shares earned and vested for each executive may range from zero shares to a maximum of 2,540,648 shares.

The fair value of the 2016 awards to Messrs. Handler and Friedman was determined in accordance with FASB ASC Topic 718. Under FASB ASC Topic 718, the fair value of the awards were determined in a different way for the portion of the awards based on ROTDE as compared to the portion of the awards based on TSR. The fair value of the ROTDE portion of the awards (weighted 50%) is equal to the fair market value (based on the closing price per share of our common stock on the grant date) of 50% of the target number of RSUs granted, based on our determination that, at the grant date, the probable outcome of the ROTDE performance goal would be achievement of the target ROTDE, discounted by 9.5% to reflect the additional three-year holding period following the vesting date. The fair value of the TSR portion of the award (weighted 50%) is determined based on a Monte-Carlo simulation model estimating the probability of future market prices of our common stock with the same 9.5% discount to reflect the three-year holding period following the vesting date. The fair value of the TSR portion of the award is not based on an estimate that the probable outcome will be at the target level, as in the case of the ROTDE portion of the award.

Further information on the valuation assumptions relating to the stock awards in 2016 can be found in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)	Some of the items are taxable to the named executive officers. The amount of taxable income is determined pursuant to IRS rules which differ from the amounts reflected in the table and in these notes.

Cost to us for personal use of our aircraft consists of the incremental costs incurred as a result of personal flight activity, including fuel, repairs, maintenance and flight crew meals and lodging. Incremental costs do not include depreciation, hanger rent, insurance, flight crew salaries and benefits and other fixed expenses that would have been incurred regardless of whether there was any personal use of our aircraft.

(3)	Includes $202,568 in personal use of our aircraft, $50,654 in personal use of a car and driver and $4,500 in contributions to the Profit Sharing Plan (PSP).

(4)	Includes $349,993 in personal use of our aircraft, $49,638 in personal use of a car and driver and $4,500 in contributions to the PSP. Amounts do not include $128,372 reimbursed to us by Mr. Friedman for personal use of our aircraft.
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(5)	Mr. Steinberg’s bonus reflects a cash payment of $667,421 representing a 2013 certified bonus on unrecognized gain associated with the sale of Inmet Mining Corporation and $556,534 of cash and securities paid to Mr. Steinberg by investee companies for Mr. Steinberg’s service as a director of such investee companies. Amounts paid directly to Mr. Steinberg by the investee companies include $91,000 in cash and $80,000 in equity from HRG Group; $145,000 in cash from Fidelity & Guaranty Life; $10,534 in equity from HomeFed and $230,000 in equity from Spectrum Brands Holdings.

(6)	Includes $350,000 in personal use of our aircraft, $71,943 in personal use of a car and driver, $42,400 in contributions to our Deferred Compensation Plan, $12,178 in life insurance premiums and $3,533 in contributions to the Savings and Retirement Plan. Amounts do not include $79,238 reimbursed to us by Mr. Steinberg for personal use of our aircraft.

(7)	In 2014, performance targets under the annual incentive plan were partially met, which resulted in a calculated bonus of $2.43 million for each of Messrs. Handler and Friedman; however, each executive recommended that they receive no cash bonus for fiscal year 2014. The Compensation Committee exercised negative discretion and reduced Messrs. Handler and Friedman’s 2014 cash bonus to $0.
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2016 Compensation Plan Outcomes

Grants of Plan-Based Awards in 2016

Incentive Plan Awards to Our CEO and President

		Estimated Future Payouts Under				Grant Date
		Equity Incentive Plan Awards				Fair Value
	Grant	Threshold		Target	Maximum	of Awards
Name	Date	(# shares)		(# shares)	(# shares)	($)(3)
Richard B. Handler	2/19/2016(1)	846,882	(2)	1,693,766	2,540,648	$16,310,967
Brian P. Friedman	2/19/2016(1)	846,882	(2)	1,693,766	2,540,648	$16,310,967

(1)	Grant of long-term performance-based RSUs to each executive as discussed in the CD&A under 2016 Long-term Equity Incentives. RSUs are also subject to service-based forfeitures until first quarter of 2019.

(2)	Threshold assumes meeting 4% compound annual growth rate for the three-year period ending December 31, 2018 for both TSR and ROTDE.

(3)	This column includes the fair value of equity granted to the executives. The fair value was determined in accordance with GAAP on the grant date.

Incentive Plan Awards to Other Named Executive Officers

					All Other	Grant Date
		Estimated Future Payouts Under			Stock Awards:	Fair Value
		Non-Equity Incentive Plan Awards			Number of	of Stock
	Grant	Threshold	Target	Maximum	Shares of	and Option
Name	Date	($)	($)	($)	Stock (#)	Awards ($)(4)
Michael J. Sharp	1/20/2016(1)	—	—	—	61,425	$1,000,000
Michael J. Sharp	3/09/2016(2)	$2,000,000	$3,000,000	$4,000,000	—	—
Michael J. Sharp	1/24/2017(3)	—	—	—	42,771	$1,000,000

(1)	Granted in January 2016 representing part of Mr. Sharp’s 2015 compensation and reported in the Summary Compensation Table as 2015 compensation. The restricted shares are expected to vest at a rate of 25% on each anniversary of the date of grant, subject to service-based forfeiture.

(2)	Award of non-equity incentive to Mr. Sharp as discussed in the CD&A under Annual Bonuses – General Counsel.

(3)	Granted in January 2017 representing part of Mr. Sharp’s 2016 compensation and reported in the Summary Compensation Table as 2016 compensation. The restricted shares are expected to vest at a rate of 25% on each anniversary of the date of grant, subject to service-based forfeiture.

(4)	This column includes the fair value of equity granted to the executives. The fair value was determined in accordance with GAAP on the grant date.

Outstanding Equity Awards at Fiscal Year-End 2016

This table provides information on the holdings of options, restricted stock, RSUs and warrants by our named executive officers at December 31, 2016.

		Option Awards				Stock Awards
Equity
Incentive
Plan Awards:
								Equity	Market
								Incentive	Payout
								Plan Awards:	Value of
								Number of	Unearned
						Number of	Market	Unearned	Shares,
						Shares or	Value of	Shares, Units	Units
						Units of	Units of	or Other	or Other
		Number of Securities				Stock That	Stock or	Rights That	Rights That
		Underlying Unexercised		Option	Option	Have Not	Stock That	Have Not	Have Not
		Options (#)		Exercise	Expiration	Vested	Have Not	Vested	Vested
Name	Grant Date	Exercisable	Unexercisable	Price	Date	(#)	Vested($)(1)	(#)	($)(1)
Richard B. Handler	2/19/2016	—	—	—	—	—	—	1,717,177	$39,924,365	(2)
Brian P. Friedman	2/19/2016	—	—	—	—	—	—	1,717,177	$39,924,365	(2)
Michael J. Sharp	1/20/2016	—	—	—	—	61,425 (3)	$1,428,131	—	—
Teresa S. Gendron	9/1/2014	—	—	—	—	10,028 (4)	$233,151	—	—
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(1)	Based on $23.25 per share, the NYSE closing price on December 30, 2016.

(2)	Represents 2016 performance-based compensation that is subject to compound annual growth rates of TSR and ROTDE during the three-year period ending December 31, 2018. 100% of the shares are also subject to service-based forfeiture until December 31, 2018. Includes non-preferential dividend equivalents that are also subject to performance and service-based forfeiture.

(3)	The restricted shares are expected to vest at a rate of 25% on each anniversary of the date of grant, subject to service-based forfeiture.

(4)	The restricted shares vest at a rate of 33.33% beginning one year from the grant date.

Option Exercises and Stock Vested in Fiscal 2016

The table below reflects restricted stock and RSU vesting during 2016 for each of our named executive officers. Shares are valued on the day they vested. None of our named executive officers exercised options or warrants during 2016.

	Stock Awards
	Number of
	Shares
	Acquired on	Value Realized
Name	Vesting (#)	on Vesting ($)
Richard B. Handler	1,637,179	$26,882,479

Brian P. Friedman	1,637,179	$26,882,479

Teresa S. Gendron	10,028	$189,429

Pension Benefits in 2016

		Number	Present	Payments
		of Years	Value of	During
	Plan	Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Name	(#)	($)	($)
Jefferies Group
Richard B. Handler	Employees’ Pension Plan	16	259,332	0

To calculate the value above, we assumed that benefit commencement is at age sixty-five (our pension plan’s normal retirement age). We also assumed that 85% of his benefit is paid as a lump sum calculated using an interest rate of 4.9% and mortality assumption required under Revenue Ruling 2007-67 and that 15% of his benefit is paid as a single life annuity calculated using a 3.9% discount rate and RP-2014 annuitant mortality. In addition, the figure provided is based on age 65 present values discounted back to current age. We also assumed no pre-retirement mortality.

Jefferies first adopted its pension plan in 1964 and stopped admitting new participants into the plan on April 1, 1997. Effective December 31, 2005, benefits under the plan were frozen. All persons who were Jefferies’ employees prior to April 1, 1997, who are citizens or residents of the United States, who are twenty-one years of age and who have completed one year of service are covered by the pension plan. The plan is a defined benefit plan, and is funded through our ongoing contributions and through earnings on existing plan assets. The amount an employee will receive as a plan benefit depends on the person’s covered compensation during specific plan years. An employee retiring at age sixty-five will receive 1% of the employee’s covered compensation from January 1, 1987, until termination of employment plus 20% of the first $4,800 and 50% of amounts exceeding $4,800 of annual average covered compensation for 1985 and 1986. Benefits under the plan are payable for the remaining life of the participant, and are not subject to deduction for Social Security benefits or other offsets.

Since 2004, the amount of covered compensation has been capped at $210,000 per year. An employee who retires upon normal retirement at age sixty-five with at least four years of service will receive a full vested benefit. An employee who retires at age fifty-five with at least four years of service will receive the normal retirement benefit reduced by 1/2% for each month benefit payments commence before age sixty-five. Employees who terminate employment for reasons other than death or retirement will be entitled to the vested portion of their benefits at their normal or early retirement age. Benefits vest at the rate of 0% for the first year of service, 33% for each of the next two years of service and 34% for the fourth year of service. The retirement benefits payable at age sixty-five for those employees with service prior to January 1, 1987, will be composed of two items: (1) a benefit for service up to December 31, 1986, in accordance with the original plan formula recognizing pay up to $100,000 and (2) a benefit for service commencing on January 1, 1987, equal to 1% of covered compensation through the date of termination.

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Non-Qualified Deferred Compensation

The following table shows the benefits that the named executive officers are entitled to receive under our Non-Qualified Deferred Compensation Retirement Plan established January 1, 2009, our Incentive Plan established on March 1, 2013 and Mr. Handler’s self-directed deferred compensation account which was in place before he became CEO of Jefferies in 2001.

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(2)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Richard B. Handler	$26,882,479	(4)	—	$39,213,682	(5)	$161,362	$201,810,101	(6)

Brian P. Friedman	$26,882,479	(4)	—	$11,887,455	(7)	$11,641,206	$38,064,412	(8)

Joseph S. Steinberg	—		$18,890	$42,738		—	$431,553

(1)	All amounts are included in the Summary Compensation Table in All Other Compensation.

(2)	Earnings and losses are based upon the investment direction of the named executive officer, the change in value of RSUs and value of dividend equivalents credited as additional RSUs.

(3)	Amounts in the table do not reflect compensation granted in any single year but include reported compensation that has been deferred and market returns on investments that deferred amounts were deemed invested in which have accrued over time. Specifically, amounts in the table consist of (i) contributions resulting from compensation which has been disclosed in previous proxy statements (to the extent the executive was a named executive officer in the year of deferral and the amount was otherwise required to be disclosed under SEC rules then in effect), plus (ii) earnings on deferred amounts, less (iii) distributions. For purposes of this table, earnings includes gains and losses in value of the investments into which deferred amounts are deemed invested, including the value of restricted stock units.

(4)	Value of shares vesting during the year.

(5)	Includes $49,752,152 increased value of vested RSUs and $10,538,470 decreased value of Mr. Handler’s self-directed deferred compensation account. The change in value of RSUs represents the difference in the value of vested RSUs held at the beginning of the fiscal year and the end of the fiscal year plus the difference in the value of RSU that vested during the fiscal year and includes the value of vested RSUs acquired during the year as dividend reinvestments.

(6)	Includes 7,963,186 of vested RSUs originally awarded from 2001 through 2012 and dividend reinvestments on those RSUs. Includes $16,666,026 in deferred compensation and gains and losses on investments in Mr. Handler’s self-directed deferred compensation account. This amount reflects the result of deferring compensation earned while he was head of Jefferies’ high yield division, before Jefferies implemented its generally applicable deferred compensation plan and prior to his becoming an executive officer of Jefferies. The last deferral into Mr. Handler’s self-directed deferred compensation account was in 2000.

(7)	Represents the difference in the value of RSUs held at the beginning of the fiscal year and the end of the fiscal year plus the difference in the value of RSUs that vested during the fiscal year and includes the value of RSUs acquired during the year as dividend reinvestments.

(8)	Includes 1,637,179 of vested RSUs originally awarded during 2012.

Potential Payments upon Termination of Employment or Change-in-Control

The following information describes and quantifies (where possible) certain compensation that would become payable under then-existing agreements and plans if the named executive officer’s employment had terminated on December 31, 2016 other than voluntary resignations or termination for cause.

Named Executive Officer Termination Payments

Severance Payments

Messrs. Handler, Friedman and Sharp are subject to the same severance policy as all other Jefferies employees:

▪	One-half month’s salary of severance for each year of service, up to a maximum of six months’ pay

▪	If retirement eligible (age plus years of service is at least 60), severance maximum is increased to 12 months’ pay
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Mr. Steinberg and Ms. Gendron are subject to the same severance policy as all other Leucadia employees:

▪	One month’s pay for each year of service, up to a maximum of 24 months

▪	Pay is defined as salary plus average bonus (excluding one-time, tenure or holiday bonus)

Handler Deferred Compensation Plan

Amounts deferred under Mr. Handler’s individual deferred compensation plan are non-forfeitable, and the occurrence of a change-in-control or a termination in connection with a change-in-control would not cause a payment or enhancement in the value of his deferral account. Mr. Handler’s deferrals under this plan will be settled upon his termination of employment (subject to Section 409A of the Internal Revenue Code).

Steinberg Termination Payments

Under our Shareholders Agreement with Mr. Steinberg, should the death of Mr. Steinberg have occurred on December 31, 2016, we would have been obligated to repurchase shares from his estate in an amount equal to the life insurance proceeds received by us upon his death, not to exceed $125,000,000. We currently carry a $123,500,000 policy for such purposes.

Summary of Payments upon Termination or Change-in-Control

The table below shows the estimated value of payments to which a named executive officer would have been entitled if the executive’s employment had been terminated on December 31, 2016. For purposes of valuing these amounts, we made the following assumptions:

▪	Awards which immediately vest upon death or disability are valued at $23.25 per share, the closing price of our shares on December 30, 2016

▪	Equity awards that remain unvested and do not accelerate are not included in the totals below but will continue to vest according to their terms

▪	Amounts a named executive officer has deferred through our deferred compensation plans are non-forfeitable, so whether these amounts continue to be deferred or are paid out following the change-in-control or termination of employment does not represent a payment or enhancement to benefits resulting from the change-in-control or termination of employment

▪	No payment to a named executive officer would need to be reduced to avoid adverse tax consequences under Code Sections 4999 and 280G. We have no obligation to any named executive officer to pay a “gross-up” to offset golden parachute excise taxes under Code Section 4999 or to reimburse the executive for related taxes

▪	Except as otherwise indicated, all amounts reflected in the table would be paid on a lump sum basis

Name	Involuntary termination following a Change-in- Control		Following a Change-in- Control	Involuntary termination		Retirement(1)	Death or disability
Richard B. Handler	$1,000,000	(2)	—	$1,000,000	(2)	—	$39,924,375	(3)

Brian P. Friedman	$642,368	(2)	—	$642,368	(2)	—	$39,924,375	(3)

Joseph S. Steinberg	$3,037,321	(4)	—	$3,037,321	(4)	—	$1,000,000	(3)

Michael J. Sharp	$263,176	(2)	—	$263,176	(2)	—	$1,428,131	(3)

Teresa S. Gendron	$237,500	(4)	—	$237,500	(4)	—	$233,151	(3)

(1)	Does not include certain pension benefits for Mr. Handler under the Jefferies Group Employees’ Pension Plan, as reflected in the Pension Benefits in 2016 table.

(2)	Consists of severance policy payments pursuant to Jefferies’ firm-wide severance policy.

(3)	Represents the value of unvested RSUs and restricted stock that would have vested automatically upon death or disability. No golden parachute payments or other enhancements to the executives would have been made.

(4)	Consists of severance policy payments pursuant to Leucadia’s firm-wide severance policy.

(5)	Consists of insurance proceeds payable to Mr. Steinberg’s beneficiaries.
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Proposal 2 - Approval of Executive Officer Compensation

We provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our executive officers. Although required pursuant to section 14A of the Securities Exchange Act of 1934, we value this vote as important feedback from our shareholders. Our next compensation advisory vote will occur in 2018 as our practice is to present this vote to our shareholders annually.

We believe that there should be a strong link between executive compensation and our performance and the performance of our named executive officers. This proxy statement contains a detailed description of 2016 compensation of our named executive officers. The Compensation Committee and our Board of Directors believe that the policies and procedures articulated are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement will contribute to our long-term success.

Accordingly, we ask our shareholders to vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure is approved.

Our Board of Directors recommends a vote FOR this proposal.

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Proposal 3 - Advisory Vote on the Frequency of Future Votes to Approve
Executive Officer Compensation

Our shareholders are given the opportunity to indicate their preference, on a non-binding, advisory basis, as to how frequently we should seek future advisory votes on the compensation of our executive officers. This vote is required to be held at least once every six years. By voting on this proposal, shareholders may indicate whether they would prefer that we seek future advisory votes approving the compensation of our executive officers once every one, two or three years. Shareholders may also, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate alternative for us. Our executive compensation disclosures are made annually and our Board has determined that holding an annual advisory vote on executive compensation provides us with direct and immediate feedback on our compensation disclosures. We also believe that an annual vote creates a procedural consistency from year to year.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on our Board. Although non-binding, our Board and Compensation Committee will review and consider the voting results. Notwithstanding our Board’s recommendation and the outcome of the shareholder vote, our Board may in the future decide to vary its practice regarding the frequency with which advisory votes are conducted based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every year, every two years, every three years or abstain) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of our Board.

Our Board recommends a vote FOR the option of Every Year as the frequency with which shareholders are provided with an advisory vote on the compensation of our executive officers.

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Audit Committee Report

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with generally accepted accounting principles and applicable laws and regulations. Our independent auditors during 2016, PricewaterhouseCoopers, were responsible for performing an independent audit of our financial statements and internal controls over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and expressing an opinion as to the conformity of our financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting. Our independent auditors had free access to the Audit Committee to discuss any matters they deemed appropriate.

In performing our oversight role, the Audit Committee reviewed and discussed our audited financial statements with each of management and our independent auditors and discussed with our independent auditors the matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees, as required by the PCAOB. The Audit Committee has received the written disclosures and letters from our independent auditors in accordance with the applicable requirements of the PCAOB regarding auditor independence and has discussed with the auditors the auditors’ independence. Based on the reports and discussions described in this Report, the Committee recommended to our Board that our audited financial statements for 2016 be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors

W. Patrick Campbell, Chairman

Linda L. Adamany

Francisco L. Borges

Jeffrey C. Keil

Michael T. O’Kane

Stuart H. Reese

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Fees Paid to Our Independent Auditors

The following table sets forth the aggregate fees incurred by us for 2016 and 2015 relating to services performed by PricewaterhouseCoopers:

	Fiscal Year Ended December 31,
	2016		2015
Audit Fees	$9,345,179		$8,588,624
Audit Related Fees	837,250		865,000
Tax Fees	966,043		671,689
All Other Fees	60,080		92,400
	$11,208,552	(1)	$10,217,713	(1)

(1)	Fees for 2016 and 2015 include fees incurred by Jefferies aggregating $7,610,048 and $7,563,919, respectively. In the table above, in accordance with the SEC’s definitions and rules, Audit Fees are fees paid to PricewaterhouseCoopers for professional services for the audit of our consolidated financial statements included in our Form 10-K and review of financial statements included in our Form 10-Qs, and for services that are normally provided by the accountants in connection with regulatory filings or engagements. Audit Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Tax Fees are fees for tax compliance, tax advice and tax planning. All Other Fees are fees for services not included in the first three categories. All services were approved by the Audit Committee.

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by our independent auditor. Specifically, the Committee has pre-approved certain specific categories of work and initially authorized annual amounts for each category. For additional services or services in an amount above the initially authorized annual amount, additional authorization from the Audit Committee is required. The Audit Committee delegated to the Audit Committee chair the ability to provide both general pre-approvals (where no specific, case-by-case approval is necessary) and specific pre-approvals. Any pre-approval decisions made by the Committee chair under this delegated authority are reported to the full Audit Committee. All requests for services provided by our independent auditor that do not require specific approval by the Audit Committee are required to be submitted to our Chief Financial Officer to ensure that such services are within the scope of those services that have been pre-approved by the Audit Committee. The Chief Financial Officer reports to the Audit Committee periodically.

We have been advised that representatives of PricewaterhouseCoopers, our independent auditors for 2016, will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Selection of Deloitte & Touche LLP as our Independent Auditors for 2017

PricewaterhouseCoopers has served as our independent auditors for over 50 years. During 2017, our Audit Committee conducted a competitive selection process to determine our independent auditor for 2017. On April 11, 2017, our Audit Committee approved the engagement of Deloitte & Touche LLP as our new independent auditors.

In connection with its selection of Deloitte, on April 11, 2017, our Audit Committee dismissed PricewaterhouseCoopers effective upon the filing of our Form 10-Q for the quarterly period ended March 31, 2017 with the Securities and Exchange Commission. The reports of PricewaterhouseCoopers on our consolidated financial statements for the fiscal years ended December 31, 2015 and 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ending December 31, 2015 and 2016 and the subsequent interim period through April 11, 2017, there were (1) no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PricewaterhouseCoopers’ satisfaction, would have caused PricewaterhouseCoopers to make reference thereto in their reports on the financial statements for such years and (2) no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

We did not consult with Deloitte during our two most recent fiscal years or through the date of their engagement regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us or oral advice was provided that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (2) any matter that was either the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

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Proposal 4 - Ratification of Deloitte & Touche LLP as our Independent Auditors

The Audit Committee selected Deloitte & Touche LLP as our independent auditors for 2017, and we are requesting our shareholders to ratify this selection. This proposal is being submitted to shareholders because we believe that this action follows sound corporate practice and is in the best interests of the shareholders. If the shareholders do not ratify the selection, such a vote will not be binding, but the Audit Committee will reconsider the selection of independent auditors. If the shareholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the year if they believe that this change would be in our and our shareholders’ best interests.

Our Board of Directors recommends a vote FOR this proposal.

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44

Other Corporate Information

Related Person Policy and Transactions

Our Board has adopted a written policy for the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. Our Related Person Transaction Policy applies to the following Related Persons: each of our directors and executive officers, any security holder who is known to own more than five percent of our shares, any immediate family member of any of the foregoing persons, any entity of which one of our directors is a director or officer (other than when serving at our request), and any entity of which one of our directors has a substantial financial interest (other than through us).

Under our Related Person Transaction Policy, a covered transaction includes a transaction or arrangement involving a Related Person in which we are a participant or that would require disclosure in our filings with the SEC as a transaction with a Related Person.

Under our Related Person Transaction Policy, Related Persons must disclose to the Audit Committee any potential covered transaction and must disclose all material facts with respect to such interest. All covered transactions will be reviewed by the Audit Committee and, in its discretion, approved or ratified. In determining whether to approve or ratify such a transaction, the Audit Committee will consider the relevant facts and circumstances which may include factors such as the relationship of the Related Person with us, the materiality or significance of the transaction to us and the Related Person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to us on an arms-length basis and the impact of the transaction on our business and operation.

Mr. Steinberg’s brother, Morton M. Steinberg, is a senior counsel in the law firm DLA Piper LLP (US). Morton Steinberg does not have an ownership interest in DLA Piper. During 2016, we paid approximately $181,660 to DLA Piper for legal services rendered to us. This amount represents less than .001% of all fees received by DLA Piper in 2016.

We carry term life insurance on Mr. Steinberg in the amount of $1,000,000 payable to his designated beneficiaries. We paid $12,178 for such policy in 2016.

Prior to the combination of Leucadia and Jefferies in 2013, Jefferies invested in three private equity funds managed by companies controlled by Mr. Friedman, and acquired interests in the profit participation earned by two management companies that manage these three funds. These two management companies (Fund Managers) serve as the managers of the three private equity funds (Private Equity Funds) and have varying profit participations and other interests in those funds. Mr. Friedman founded the business of the Fund Managers before he became associated with Jefferies; and, the Board of Jefferies approved these arrangements years prior to consummation of our transaction with Jefferies.

As of December 31, 2016, Jefferies had committed an aggregate of approximately $146.8 million to the Private Equity Funds and had funded approximately $126.6 million of these commitments and committed an aggregate of $9.8 million to a Fund Manager and had funded approximately $5.8 million of this commitment. As a result of those investments, commitments and profit participations, Jefferies received distributions from the Private Equity Funds and Fund Managers in fiscal year 2016 of approximately $0.1 million.

Included in the $1.24 billion in total equity committed to funds over which Mr. Friedman has control are individual investments of certain of our named executive officers. As a result of their individual commitments, as of December 31, 2016, Mr. Handler had an aggregate interest in the total committed capital in such funds of 0.1% and Mr. Friedman had an aggregate interest of 4.3%. In addition, Mr. Friedman has a substantial economic interest in the Fund Managers and, directly and indirectly, in the carried interest paid by the Private Equity Funds.

We employ certain former employees of the Fund Managers who continue to partially work for the Fund Managers under an arrangement Jefferies originally entered into with Mr. Friedman and a Fund Manager in 2005 and a related agreement we entered into during 2014. In 2016, the Fund Manager paid us approximately $1.5 million for the direct and indirect costs attributed to employees’ work performed for the Fund Managers.

We have employed Thomas E. Tarrant, the brother-in-law of our Chief Executive Officer, as Jefferies’ Head of Marketing since 1997, three years before Mr. Handler was appointed CEO of Jefferies. For his services during 2016, Mr. Tarrant was paid $283,000.

The foregoing arrangements have been approved by our Board and applicable Committees in accordance with our related person transaction policy.

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Indemnification

Pursuant to contracts of insurance dated October 1, 2016 - October 30, 2017, we maintain a combined $140,000,000 indemnification insurance policy covering all of our directors and officers. The 13-month premium for the insurance is $2,941,403. Contracted insurance includes:

▪	Illinois National Insurance Company, 175 Water Street, New York, New York 10038

▪	U.S. Specialty Insurance Company, 111 Town Square Place, Suite 1405 Jersey City, New Jersey 07310

▪	XL Specialty Insurance Co., 100 Constitution Plaza, 17th Floor, Hartford, Connecticut 06103

▪	Hartford Accident & Indemnity Company, 277 Park Avenue, 15th Floor, New York, New York 10172

▪	Berkshire Hathaway Specialty Insurance Company, 100 Federal St, Boston, Massachusetts, 02110

▪	Ironshore Indemnity, Inc., One State Street Plaza, 8th Floor, New York, New York 10004

▪	Endurance American Insurance Co., 767 Third Avenue, 33rd Floor, New York, New York 10017

▪	RSUI Indemnity Company, 945 E. Paces Ferry Rd. Suite 1800, Atlanta, Georgia 30326

▪	Markel America Insurance Co., 1185 Avenue of the Americas, Suite 1600 New York, New York 10036

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. To our knowledge all such persons filed the required reports on a timely basis during 2016.

Forward Looking Statements

This document contains “forward looking statements” within the meaning of the safe-harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements about our future. Forward looking statements may contain expectations regarding revenues, earnings, operations, share price, compensation, expenses, tax deductions and other results, and may include statements of future performance, plans and objectives. Forward looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward looking statements. Information regarding important factors that could cause actual results to differ from those in our forward looking statements is contained in our Annual Report and other documents we file with the SEC. Any forward looking statement speaks only as of the date on which that statement is made. We will not update any forward looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as required by applicable law.

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Important Information for Our Shareholders

Online Access to Proxy Materials

This Notice and Proxy Statement and the following additional proxy materials are available online at astproxyportal.com/ast/08448/:

▪	2016 annual report

▪	Proxy card and voting instructions

Requests for our Annual Report and Governance Documents

You may request a written copy of the following documents without charge by writing to our Corporate Secretary, Laura Ulbrandt DiPierro, at 520 Madison Avenue, New York, New York 10022, or go to leucadia.com for an electronic copy.

▪	2016 Form 10-K, including the financial statements and the financial statement schedules as well as any requested exhibits

▪	Audit, Compensation and Nominating and Corporate Governance Committee Charters

▪	Corporate Governance Guidelines

▪	Code of Business Practice

▪	Corporate Social Responsibility Principles

Communicating with our Board

Shareholders and other parties interested in communicating directly with our Board, specific members of our Board, including our Lead Director, or non-management directors as a group may do so by writing to such intended recipients, c/o Corporate Secretary, Leucadia National Corporation, 520 Madison Avenue, New York, New York 10022. The Corporate Secretary will review all correspondence and regularly forward to the recipients a summary of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of our Board or committees thereof or that the Corporate Secretary otherwise determines requires attention. All directors may at any time review a log of all such correspondence and request copies. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.

Attending our Annual Meeting

Holders of our shares at the close of business on March 30, 2017, the record date, or their representatives are permitted to attend our Annual Meeting. At the close of business on the record date there were 359,815,689 shares outstanding and entitled to vote, each of which entitles the holder to one vote on each proposal. Please bring your ID and proof of your share ownership. For safety and security purposes, no cameras, recording devices, amplification devices, large packages or signs will be permitted to be brought into the meeting.

Required Votes for Each Proposal

Election of Directors – Our by-laws require that each director in an uncontested election be elected by the vote of the majority of the votes cast with respect to such director. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

Approval of Executive Officer Compensation – The approval of our named executive officer compensation requires the affirmative vote of the holders of a majority of our common shares voted on the matter. The vote is advisory and therefore is not binding on the Compensation Committee, our Board of Directors or us.

Frequency of Vote on Executive Compensation – The approval of the frequency of the vote on executive compensation requires the affirmative vote of the holders of a plurality of the common shares voted on the matter. The vote is advisory and therefore not binding on the Compensation Committee, our Board of Directors or us.

Ratification of Deloitte & Touche as Auditors – Ratification of the selection of Deloitte & Touche as our independent auditors requires the affirmative vote of the holders of a majority of the common shares voted on the matter.

Under New York law, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect for the purpose of determining whether any of the foregoing proposals have been approved.

Broker Non-Votes and Abstentions

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to the ratification of our auditors but does not vote on non-discretionary matters because you did not provide voting instructions on these matters.

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Abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect for the purpose of determining whether any of the foregoing proposals have been approved.

Voting

Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. Voting instructions, including instructions for both telephonic and internet voting, are outlined in the Notice of Internet Availability of Proxy Materials and on your proxy card.

	If you are a shareholder of record	If you hold your shares in street name

By Internet (24 hours a day):	astproxyportal.com/ast/08448	proxyvote.com

By Telephone (24 hours a day):	1-888-776-9962	1-800-690-6903

By Mail:	Return a properly executed and dated proxy card in the provided pre-paid envelope	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organization makes available

The deadline for voting by telephone or using the internet is 11:59 p.m. EDT on Wednesday, May 24, 2017.

Shares represented by properly executed proxies, received by us or voted by telephone or via the internet, which are not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Subject to the broker non-vote rules discussed above, if instructions are not given, proxies will be voted for the election of each nominee, for the approval of our executive officer compensation, every year for the frequency of the advisory vote on executive compensation and for the ratification of our independent auditors. Other than shares held in our PSP, your shares will not be voted if you do not return a signed proxy card or vote in person, by telephone or via the internet.

What is the difference between holding shares as a shareholder of record and holding in street name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered a “shareholder of record” of those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the organization holding your account and, as a beneficial owner, you have the right to direct that organization as to how to vote the shares held in your account.

Information for our Profit Sharing Plan Participants

For participants in our Profit Sharing Plan, your shares will be voted by Fidelity Management Trust Company, the plan administrator, as you instruct by returning your signed proxy card. If you sign and return your proxy card but do not designate how your shares should be voted, your shares will be voted as recommended by our Board of Directors. You may also vote your shares online at proxyvote.com or by telephone by calling 1-800-690-6903. You cannot vote your shares in the PSP in person at the meeting. To allow sufficient time for voting, your vote must be received by no later than 11:59 p.m. EDT on Monday, May 22, 2017. If you do not provide your vote by that time, your shares in the PSP will be voted pro rata based on the votes timely received by Fidelity.

Revocation of Proxies

Any proxy may be revoked at any time before it is exercised by giving written notice of revocation to our Corporate Secretary, at our address set forth herein, by executing and delivering a later-dated proxy, either in writing, by telephone or via the internet, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not alone constitute revocation of a proxy. If your shares are held in a brokerage, bank, or other institutional account, you must obtain a proxy from that entity showing that you were the record holder as of the close of business on March 30, 2017 in order to vote your shares at the Annual Meeting.

Delivery of Documents to Shareholders Sharing an Address

Shareholders sharing the same address may receive one copy of this proxy statement, our Annual Report and Notice of Internet Availability of Proxy Materials, unless a shareowner has asked for a separate copy. If you would like an additional copy of any of these documents, would like to receive a separate copy of these documents for future meetings or would like to receive only one copy if you and another shareholder sharing your address are receiving multiple copies, you

48

should submit this request by writing to our transfer agent, American Stock Transfer and Trust Company, LLC (in writing: 6201 15th Avenue, Brooklyn, New York 11219; by telephone: in the U.S., Puerto Rico and Canada, 1-800-937-5449; outside the U.S., Puerto Rico and Canada, 1-718-921-8200). We will promptly comply with your instructions.

Proxy Solicitation

We are first mailing this Notice of Annual Meeting, Proxy Statement and proxy card to shareholders on or about April 20, 2017. We bear the costs of our Board’s solicitation of your proxy for our 2017 Annual Meeting. Our directors, officers and employees may also solicit proxies from shareholders, but will not receive additional compensation, although they may be reimbursed for out-of-pocket expenses. We have also engaged Innisfree M&A Incorporated, a proxy solicitation agent, to assist us with our solicitation and expect to pay no more than $15,000 for its efforts. We will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred in forwarding our proxy materials to shareholders.

Use of Non-GAAP Financial Measures

The following table reconciles financial results reported in accordance with generally accepted accounting principles (“GAAP”) to non-GAAP financial measures presented in our proxy statement. We sometimes use non-GAAP financial information to aid investors in viewing our businesses and investments through the eyes of management while facilitating a comparison across historical periods. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, reported results prepared in accordance with GAAP.

Adjusted EBITDA is a non-GAAP financial measure and represents pre-tax income exclusive of depreciation and amortization expenses, interest expense and impairment charges. Adjusted EBITDA is a common metric used by many investors to evaluate and compare operating performance from period to period.

NATIONAL BEEF

Reconciliation of Pre-Tax Income to Adjusted EBITDA

($ millions)

	Fiscal Year Ended December 31,
	2016	2015
Pre-tax income (loss) (GAAP)	$329	$(124)
Adjustments:
Interest expense/(income), net	13	17
Depreciation & amortization	94	89
Impairments	—	5
Adjusted EBITDA (non-GAAP)	$436	$(13)

Shareholder Proposals and Board Nominees for 2018

Shareholders may submit proposals and director nominees for our 2018 annual meeting which comply with the rules and regulations of the SEC and our by-laws. Proposals submitted pursuant to SEC’s Rule 14a-8 and board nominations for inclusion in our proxy materials and proposals and board nominees submitted pursuant to our by-laws for presentation at our annual meeting, but not included in our proxy materials, should be sent to Laura Ulbrandt DiPierro, Assistant Vice President and Secretary, 520 Madison Avenue, New York, New York 10022, and received by us no later than December 18, 2017.

•	Annual Meeting Location: AXA Event Center, 787 Seventh Avenue, Auditorium, New York, NY 10019

•	Directions: You may obtain directions to the Annual Meeting by contacting Laura Ulbrandt DiPierro, Corporate Secretary at 1-212-460-1900

0

PROXY

LEUCADIA NATIONAL CORPORATION

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders May 25, 2017 at 10:00 A.M.

The undersigned shareholder of Leucadia National Corporation (the “Company”) hereby appoints Richard B. Handler, Brian P. Friedman and Joseph S. Steinberg and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Leucadia National Corporation to be held at AXA Event Center, 787 Seventh Avenue, Auditorium, New York, NY 10019 on May 25, 2017 at 10:00 a.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

Receipt of the 2017 Notice and Proxy Statement and a copy of the Annual Report to Shareholders for the year ended December 31, 2016 is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR ITEMS 2 AND 4 AND EVERY YEAR FOR ITEM 3.

(Continued and to be signed on the reverse side)

1.1	14475

ANNUAL MEETING OF SHAREHOLDERS OF

LEUCADIA NATIONAL CORPORATION

May 25, 2017

Important Notice Regarding Internet Availability
of Proxy Materials for the Annual Meeting:
The 2017 Proxy Statement and the 2016 Annual Report are available at http://www.astproxyportal.com/ast/08448/

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

â  Please detach along perforated line and mail in the envelope provided.  â

00033333333333304300	6	052517

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW,
FOR PROPOSALS 2 AND 4 AND EVERY YEAR FOR PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment thereof.

1.   Election of Directors.

Linda L. Adamany

Robert D. Beyer

Francisco L. Borges

W. Patrick Campbell

Brian P. Friedman

Richard B. Handler

Robert E. Joyal

Jeffrey C. Keil

Michael T. O’Kane

Stuart H. Reese

Joseph S. Steinberg

2.   Approve named executive officer compensation on an advisory basis.

			FOR	AGAINST	ABSTAIN

		Every year	Every two years	Every three years	ABSTAIN
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	3. Vote on the frequency of future advisory votes on the approval of executive compensation.
			FOR	AGAINST	ABSTAIN
4. Ratify Deloitte & Touche LLP as independent auditors for the year-ended December 31, 2017.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

LEUCADIA NATIONAL CORPORATION

May 25, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding Internet Availability
of Proxy Materials for the Annual Meeting:

The 2017 Proxy Statement and the 2016 Annual Report are available at http://www.astproxyportal.com/ast/08448/

â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  â

00033333333333304300	6	052517

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW,
FOR PROPOSALS 2 AND 4 AND EVERY YEAR FOR PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
1.	Election of Directors.		FOR	AGAINST	ABSTAIN

Linda L. Adamany

Robert D. Beyer

Francisco L. Borges

W. Patrick Campbell

Brian P. Friedman

Richard B. Handler

Robert E. Joyal

Jeffrey C. Keil

Michael T. O’Kane

Stuart H. Reese

Joseph S. Steinberg

2.	Approve named executive officer compensation on an advisory basis.

		Every year	Every two years	Every three years	ABSTAIN
3.	Vote on the frequency of future advisory votes on the approval of executive compensation.
			FOR	AGAINST	ABSTAIN
4.	Ratify Deloitte & Touche LLP as independent auditors for the year-ended December 31, 2017.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

LEUCADIA NATIONAL CORPORATION

520 MADISON AVENUE, 11TH FLOOR

NEW YORK, NY 10022

ATTN: LAURA ULBRANDT DIPIERRO

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E22919-P91281	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LEUCADIA NATIONAL CORPORATION					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors				☐	☐	☐
	Nominees:
	01)	Linda L. Adamany	07)	Robert E. Joyal
	02)	Robert D. Beyer	08)	Jeffrey C. Keil
	03)	Francisco L. Borges	09)	Michael T. O’Kane
	04)	W. Patrick Campbell	10)	Stuart H. Reese
	05)	Brian P. Friedman	11)	Joseph S. Steinberg
	06)	Richard B. Handler

The Board of Directors recommends you vote FOR proposals 2 and 4, and EVERY YEAR for proposal 3.										For	Against	Abstain

2.	Approve named executive officer compensation on an advisory basis.									☐	☐	☐

									Every Year	Every Two Years	Every Three Years	Abstain

3.	Vote on the frequency of future advisory votes on the approval of executive compensation.								☐	☐	☐	☐

										For	Against	Abstain

4.	Ratify Deloitte & Touche LLP as independent auditors for the year ending December 31, 2017.									☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Combined Document are available at www.proxyvote.com.

E22920-P91281

LEUCADIA NATIONAL CORPORATION

Annual Meeting of Shareholders

May 25, 2017 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned shareholders of Leucadia National Corporation (the “Company”) hereby appoint Richard B. Handler, Brian P. Friedman and Joseph S. Steinberg and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Leucadia National Corporation to be held at AXA Event Center, 787 Seventh Avenue, Auditorium, New York, NY 10019 on May 25, 2017 at 10:00 a.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

Receipt of the Notice and Proxy Statement and a copy of the Annual Report to Shareholders for the year ending December 31, 2016 is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR ITEMS 2 AND 4, AND EVERY YEAR FOR ITEM 3.

Continued and to be signed on reverse side

v.1.1